UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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FACTSET RESEARCH SYSTEMS INC.

(Name of Registrant as Specified in its Charter)

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October 30, 2014

Dear FactSet Stockholder:

         You are cordially invited to attend the 2014 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held at our corporate headquarters at 601 Merritt 7, Norwalk, Connecticut 06851 on Tuesday, December 16, 2014, at 3:00 p.m. Eastern Standard Time. I look forward to seeing you at the meeting.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date, and promptly return the enclosed proxy card in the envelope provided. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

If you plan to attend the meeting in person, please respond affirmatively to the request by marking the box on the proxy card. You will be asked to present valid picture identification. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

Philip A. Hadley
Chairman of the Board and Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 16, 2014
3:00 p.m. Eastern Standard Time

Dear Stockholder:

        The 2014 Annual Meeting of Stockholders of FactSet Research Systems Inc. (“FactSet” or the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters at 601 Merritt 7, Norwalk, Connecticut 06851, on Tuesday, December 16, 2014, at 3:00 p.m. Eastern Standard Time for the following purposes:

1.	To elect three directors to the Board of Directors, each for a three-year term.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered accounting firm for the year ended August 31, 2015.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

4.	To approve the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan.

To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 20, 2014 are entitled notice of, and to vote at, this meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission (“SEC”) rules again this year that allow FactSet to furnish these proxy materials, including its Annual Report on Form 10-K, to stockholders on the Internet. The Company believes that posting these materials on the Internet expedites stockholders’ receipt of the information that they need, while lowering the costs of printing and delivery and reducing the environmental impact of its Annual Meeting. The Company mailed to its stockholders of record and beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access these proxy materials, including FactSet’s Annual Report on Form 10-K, on the Internet, as well as how to vote by Internet and mail.

To request and receive a free paper copy of the Proxy materials, please call 1-866-641-4276 and follow the instructions to log in and order the materials by mail, or you may request a copy by email at investorvote@computershare.com with “Proxy Materials FactSet Research Systems Inc.” in the subject line, or by logging onto www.envisionreports.com/FDS and click “Cast Your Vote” or “Request Materials.” FactSet encourages you to record your vote via the Internet as it is convenient and saves on printing costs.

As a stockholder of FactSet, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented.

BY ORDER OF THE BOARD OF DIRECTORS

Rachel R. Stern
Senior Vice President, Strategic Resources, General Counsel and Secretary
Norwalk, Connecticut
October 30, 2014

FACTSET RESEARCH SYSTEMS INC.
601 Merritt 7
Norwalk, Connecticut 06851

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING

Purpose of Meeting

The Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) delivers this Proxy Statement and voting instructions, in connection with the solicitation of proxies which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held at 3:00 p.m. Eastern Standard Time on Tuesday, December 16, 2014, at 601 Merritt 7 Norwalk, Connecticut 06851, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement was made available to FactSet’s stockholders on October 30, 2014. The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

Record Date and Share Ownership

The only outstanding voting security of FactSet is its common stock, $0.01 par value per share. Stockholders of record at the close of business on October 20, 2014 will be entitled to vote at the Meeting on the basis of one vote for each share of FactSet common stock held. On October 20, 2014, there were 41,747,436 shares of FactSet common stock outstanding.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

1.	To elect three directors to the Board of Directors, each for a three-year term.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered accounting firm for the year ended August 31, 2015.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

4.	To approve the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan.

In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. FactSet has not received notice of other matters that may be properly presented for vote at the Meeting. Your stockholder vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. The cost of the solicitation of proxies will be borne by FactSet.

Expenses of Solicitation

FactSet will bear the entire cost of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card, the Company’s 2014 Annual Report on Form 10-K and any additional solicitation material that FactSet may provide to stockholders which is estimated at approximately $155,000. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding”, reduces multiple mailings to your household and also reduces the Company’s printing and postage costs. If you have any questions or wish to receive additional copies of FactSet’s 2014 Proxy Statement or Annual Report, please contact the Company’s Investor Relations Department at 1-203-810-1000. The mailing address is 601 Merritt 7, Norwalk, Connecticut 06851 and its website address is http://investor.factset.com.

Availability of FactSet’s Fiscal 2014 Annual Report on Form 10-K

FactSet will mail upon written request and without charge, a copy of the Company’s Fiscal 2014 Annual Report on Form 10-K, including the consolidated financial statements, schedule and list of exhibits. Requests should be sent to: FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851, Attn: Investor Relations. The Company’s Fiscal 2014 Annual Report on Form 10-K is also available at http://investor.factset.com.

VOTING INFORMATION

Why am I receiving these proxy materials?

The Board of Directors of the Company is asking for your proxy for use at the Annual Meeting of the Company, to be held at its corporate headquarters at 601 Merritt 7 Norwalk, Connecticut 06851 on Tuesday, December 16, 2014 at 3:00 p.m. Eastern Standard Time, and at any adjournment or postponement of the Meeting. As a stockholder, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. FactSet asks stockholders to instruct the proxy how to vote so that all common shares may be voted at the Meeting even if the holders do not attend the Meeting.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote.

When were the enclosed solicitation materials first given to stockholders?

FactSet initially mailed to stockholders of the Company the proxy statement, proxy card and notice on November 4, 2014.

What is the purpose of the Meeting?

The Annual Meeting will be held for the following purposes:

●	To elect three directors to the Board of Directors, each for a three-year term;
●	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ended August 31, 2015;
●	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;
●	To approve the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan; and
●	To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the Board of Director’s recommendations?

FactSet’s Board of Directors recommends that you vote:

●	FOR the election of each director nominee named in this proxy statement (Proposal 1);
●	FOR the ratification of the appointment of Ernst & Young LLP as FactSet’s independent registered accounting firm for the year ended August 31, 2015 (Proposal 2);
●	FOR the approval of the compensation awarded to the Company’s named executive officers (Proposal 3); and
●	FOR the approval of the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan (Proposal 4).

How do I vote?

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, it provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct. If your proxy card is properly completed and received, and if it is not revoked, before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR the election of each of the director nominees listed (Proposal 1), FOR the ratification of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2015 (Proposal 2), FOR the approval of the fiscal 2014 compensation awarded to the Company’s named executive officers (Proposal 3) and FOR the approval of the amendment and restatement of the FactSet 2008 Employee Stock Purchase Plan (Proposal 4). To the Company’s knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If your shares are held in a brokerage account, you should receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items, but not other, non-discretionary items, as determined by the New York Stock Exchange. Proposal 1 (election of directors), proposal 3 (approval of compensation) and proposal 4 (amendment and restatement of the 2008 Employee Stock Purchase Plan) are considered non-discretionary items and thus brokers are not permitted to vote your shares in these matters unless you provide instructions to your broker on how to vote your shares. In other words, if you have not given your broker voting instructions, your broker will not be able to vote your shares with respect to any matter other than ratification of the appointment of FactSet’s independent registered public accounting firm (proposal 2).

How many votes does it take to pass each matter?

 If a quorum is present at the meeting, the approval of each proposal requires the number of votes described below:

●

Under our amended by-laws, the nominees for election as directors of the Company are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “for” a director exceeds the number of votes cast “against” that director, the nominee will be elected as a director. If a director does not receive a majority vote in an uncontested election, the director shall not be elected and shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee within 90 days from the date of the election. That Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation and in determining whether to accept such offer. An incumbent director who does not receive a majority vote will continue to serve as a director until the earlier of 1) a period of 90 days from the date of the election, 2) the date upon which the Board of Directors appoints an individual to fill the office held by that director, or 3) the date of that director’s resignation.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended August 31, 2015 requires that a majority of the votes cast at the meeting (either in person or by proxy) be voted “for” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in this proxy statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

●

The affirmative vote of a majority of the shares of FactSet common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required "for” approval of proposal 4 (amendment and restatement of the 2008 Employee Stock Purchase Plan). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

Who is entitled to vote at the Meeting and how many votes do they have?

Only holders of record of FactSet common stock at the close of business on October 20, 2014 will be entitled to vote at the Meeting. Each share has one vote.

Who can attend the Meeting?

All stockholders as of October 20, 2014, or their duly appointed proxies, may attend the Meeting. In order to be admitted to the Meeting, a stockholder must own Company stock on the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee, or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the Meeting.

What is a quorum of stockholders?

If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, the Company will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether there is a quorum. If a broker, bank, custodian, nominee, or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether there is a quorum. Since there were 41,747,436 shares of common stock outstanding on October 20, 2014, the presence of holders of 20,873,719 shares is a quorum. FactSet must have a quorum to conduct the Meeting.

Vote Tabulation

The appointed inspector of elections from Computershare will tabulate votes cast by proxy or in person at the Meeting. If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum.

What are broker non-votes?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as non-discretionary matters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals has received the vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with FactSet’s transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the Meeting?

If you submit the enclosed proxy card, you may change your vote at any time before voting takes place at the Meeting. You may change your vote in one of four ways: (1) You may deliver to the Secretary of FactSet Research Systems Inc., Rachel Stern, 601 Merritt 7, Norwalk, Connecticut 06851, a written notice dated later than the proxy you want to revoke, stating that the proxy is revoked, (2) you may complete and send in another proxy card or voting instruction form with a later date, (3) you may attend the Meeting and vote in person, or (4) for shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker or other nominee or fiduciary, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the Meeting and voting in person.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the notice and access rules adopted by the SEC, the Company is making this Proxy Statement and its Annual Report on Form 10-K available to its stockholders over the Internet. As a result, unless you have previously requested electronic access to FactSet’s proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and Annual Report on Form 10-K over the Internet, how to request a printed or e-mail copy of these materials and how to vote by Internet and mail. The Company will mail the Notice of Internet Availability of Proxy Materials on or about November 4, 2014. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save the Company the cost of printing and mailing documents to you and will reduce the impact of its annual meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most FactSet stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record - If your shares are registered directly in your name with the Company’s transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by FactSet. As the stockholder of record, you have the right to grant your voting proxy directly to FactSet or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, FactSet has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone.

Beneficial Owner - If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of the Company’s stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company’s Corporate Governance Principles provide that the Board may combine or separate the roles of the Chief Executive Officer and Chairman, as it deems advisable. The Board of Directors believe that Philip Hadley’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of FactSet and its stockholders. Mr. Hadley possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing FactSet, and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to FactSet’s stockholders, employees, clients and users.

The Company’s current certificate of incorporation and bylaws provide that the Chairman of the Board of Directors may be an employee or officer of FactSet. On September 5, 2000, FactSet’s Board of Directors unanimously appointed Philip Hadley as Chairman of the Board of Directors.

Each of the directors other than Philip Hadley and Michael DiChristina, are independent (see “Director Independence”), and the Board believes that the independent directors provide effective oversight of management. In addition, on September 19, 2005, the Board of Directors appointed James J. McGonigle as the Company’s Lead Independent Director. As Lead Independent Director, Mr. McGonigle’s responsibilities include:

●	Coordinating and moderating executive sessions of the Board of Directors’ independent directors.

●

Advising the Chairman of the Board of Directors as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

●	Confirming the agenda with the Chief Executive Officer for meetings of the Board of Directors.

●	Holding regular update sessions with the Chairman of the Board of Directors.

●	Acting as the principal liaison between the independent directors and the Chairman of the Board of Directors on sensitive issues.

●	Performing such other duties as the Board of Directors may from time to time delegate to the Lead Independent Director to assist the Board of Directors in the fulfillment of its responsibilities.

The Board believes that these responsibilities appropriately and effectively complement FactSet’s combined Chairman/Chief Executive Officer structure. Although the Board currently believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, FactSet’s Corporate Governance Guidelines do not establish this approach as a policy.

Business Experience and Qualifications of Board Members

The following discussion presents information about the persons who comprise FactSet’s Board of Directors, including the three nominees for election.

Robin A. Abrams, Director.  Ms. Abrams, age 63, has served on the Board since 2011 and is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2017. She is a currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. If her nomination is approved by a majority vote of stockholders at the 2014 Annual Meeting, then Ms. Abrams is expected to be a member of only the Nominating and Corporate Governance Committee and no longer a member of the Audit Committee. Ms. Abrams is a financial consultant who currently serves as a member of the board of directors of HCL Technologies Ltd., a global offshore IT and software development company, Sierra Wireless, Inc., a leader in the design and delivery of customized connected lifestyle devices and services, Lattice Semiconductor Corporation, the source for innovative FPGA, PLD, programmable Power Manager, Clock Management solutions, and Zephyr Sleep Technologies of Canada, which is a developer of sleep technology. In addition, Ms. Abrams serves on the board of trustees for the Anita Borg Institute for Women and Technology. From August 2006 to January 2007, Ms. Abrams served as Interim CEO of ZILOG, Inc., a provider of integrated microcontroller products, where she also served as a director from 2004 to 2010. From July 2004 to July 2006, she served as Chief Executive Officer of Firefly Communications, Inc., a company with a range of mobile products that address the youth market. From September 2003 to July 2004, Ms. Abrams was President of Accenture’s Connection to eBay unit, a company which provides mid- and large-sized retailers, manufacturers and distributors with a cost effective channel for selling large volumes of inventory. From January 2008 to August 2013, Ms. Abrams served on the board of directors of Unwired Planet, Inc. a global software innovator delivering all-Internet protocol mediation and messaging solutions from. She received her BA in political science and history and her JD from the University of Nebraska.

Ms. Abrams brings to the Board a wealth of experience at technology companies, which FactSet hopes to leverage to enhance its own development processes. She has seen how several highly successful technology companies stay ahead of the competition through properly planning their product development strategy. Her previous experiences as an executive officer at several technology companies makes Ms. Abrams an important resource for the Board as it assesses financial and strategic decisions.

Scott A. Billeadeau, Director.  Mr. Billeadeau, age 53, has served on the Board since 2001 and is the Chairman of the Audit Committee. Mr. Billeadeau is Partner and Senior Portfolio Manager of Walrus Partners LLC, and a co-portfolio manager of the firm’s Micro-cap strategy. Mr. Billeadeau was the former Managing Director of Small-cap and Mid-cap Growth Strategies at Fifth Third Asset Management (“Fifth Third”). Prior to working at Fifth Third, he was a Principal, Founder and Senior Portfolio Manager with Paladin Investment Associates, LLC (“Paladin”) between March 2003 and October 2012 where he spent eight years managing over $2 billion in small-cap and mid-cap assets for Bank of America and Nations Bank. Mr. Billeadeau began his career in 1985 with American Express Financial Advisers, previously IDS Financial Services, Inc., where he was a quantitative analyst. Mr. Billeadeau received a B.A. in Economics from Princeton University and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute. His current Board term expires in concurrence with the Annual Meeting of Stockholders in 2015.

Mr. Billeadeau provides to the Board of Directors expertise in corporate finance, accounting and strategy, including experience gained as the Managing Director of Fifth Third, a public company and Paladin. Through this experience, he has developed expertise in several valued areas including strategic development, business development and finance. Mr. Billeadeau also brings a background in organizational leadership and management, and experience serving as a director for two privately held companies. His experience in the financial industry has provided him experience as an outside board member and audit committee member.

   Michael F. DiChristina, Director.  Mr. DiChristina, age 52, is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2017 and has served on the Board since 2000. He joined FactSet in 1986 as a Software Engineer and held the position of Director of Software Engineering from 1990 to 1999. In 2000, Mr. DiChristina assumed the role of President and Chief Operating Officer until stepping down on October 1, 2009. He continues to be a FactSet employee and serves on the Company’s Board of Directors. Prior to joining FactSet, Mr. DiChristina was a Software Engineer at Morgan Stanley & Co. Mr. DiChristina received a B.S. in Electrical Engineering from Massachusetts Institute of Technology.

Mr. DiChristina has leadership and management experience as the President and Chief Operating Officer of FactSet from September 2000 to October 2009. His management and operational expertise is accompanied by engineering industry background and technology acumen. Mr. DiChristina brings to the Board of Directors skill in the development of information technology combined with software engineering. His background in software engineering is complemented by his knowledge of FactSet, its financial position and its industry, which he developed in part through his service as FactSet’s President and Chief Operating Officer.

Philip A. Hadley, Chairman of the Board of Directors, Chief Executive Officer and Director.  Mr. Hadley, age 52, has served on the Board since 2000 and was named Chairman and Chief Executive Officer of FactSet on September 5, 2000. He joined FactSet in 1985 as a Consultant and was the Company’s Vice President, Sales from 1986 to 1989. Mr. Hadley was Senior Vice President and Director of Sales and Marketing with FactSet from 1989 to 2000. Prior to joining the Company, Mr. Hadley was employed by Cargill Corporation. He currently serves as a member of the board of advisors of Kum & Go. Mr. Hadley received a B.B.A. in Accounting from the University of Iowa and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute. His current Board term expires in concurrence with the Annual Meeting of Stockholders in 2015.

Mr. Hadley has led FactSet since September 2000. Since his appointment as Chief Executive Officer, FactSet’s annual revenues have grown from $134 million in fiscal 2000 to $920 million in fiscal 2014. As Chairman and Chief Executive Officer, Mr. Hadley brings to the Board of Directors his thorough knowledge of FactSet’s business, strategy, people, operations, competition and financial position. He provides recognized executive leadership and vision. In addition, Mr. Hadley brings with him a global network of client and industry relationships.

Joseph E. Laird, Jr., Director. Mr. Laird, age 69, has served on the Board since 1993 and is the Chairman of the Compensation Committee. He serves as Managing Director of Petsky Prunier LLC. From 1999 to 2009, he served as Chairman and Chief Executive Officer of Laird Squared LLC, an investment banking company that he formed in January 1999, exclusively to serve the database information services industry. From 1989 to 1999, Mr. Laird was a Managing Director of Veronis, Suhler & Associates, a leading specialty merchant bank that serves the media and information industries. From 1982 to 1989, he was an institutional equity salesman and a senior securities analyst of database information services for Hambrecht & Quist. From 1975 to 1982, Mr. Laird was an institutional equity salesman and investment strategist for PaineWebber Mitchell Hutchins. His current Board term expires in concurrence with the Annual Meeting of Stockholders in 2016.

Mr. Laird brings to the Board of Directors leadership experience, including service as the Chief Executive Officer of an investment banking company. This role has required industry knowledge combined with operational and management expertise. Mr. Laird also has experience as an outside director for two separate public companies in the past twelve years.

              James J. McGonigle, Director.  Mr. McGonigle, age 51, has served on the Board since 2002 and is the Chairman of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee. On September 19, 2005, he was named the Lead Independent Director. Mr. McGonigle serves as an adjunct professor at Georgetown University and was the former Chairman and Chief Executive Officer of The Corporate Executive Board Company (“CEB”). Mr. McGonigle was a special advisor to the Board of CEB between January 2008 and May 2009. He served as the Director and non-Executive Chairman of the Board of CEB from July 2005 until January 2008. From July 1998 until July 2005, Mr. McGonigle served as CEB’s Chief Executive Officer. From October 1997 until July 1998, Mr. McGonigle was CEB’s General Manager, and from 1995 until October 1997, he was the General Manager of the corporate division of The Advisory Board Company. From 1990 to 1995, Mr. McGonigle was a consultant in the Financial Institutions Group at McKinsey & Company, an independent consulting firm. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School. His current Board term expires in concurrence with the Annual Meeting of Stockholders in 2016.

Mr. McGonigle brings to the Board of Directors leadership experience, including service as the Chief Executive Officer of a public company for over seven years. This role required industry knowledge combined with operational and management expertise. In addition, Mr. McGonigle brings to the Board of Directors market and corporate governance insights from his experience as an outside public company board member.

             Walter F. Siebecker, Director.  Mr. Siebecker, age 73, is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2017. He has served on the Board since 1997 and is a member of the Audit Committee and the Compensation Committee. Mr. Siebecker serves as President of Burgess Consulting LLC with a background in retail and institutional investment services in the domestic and global markets. He is currently a Director of Shareholder Insite, Inc., a provider of data management solutions and valuation services to global investors of both privately held and publicly traded companies. Mr. Siebecker is a former member of the Board of Directors of Smith Barney Inc. and the National Securities Clearing Corporation. During his time with Smith Barney, he served on the Board of the Securities Industry Association-Operations Division and its various committees and served for a year as its President. His directorship with each of these firms included memberships on their Audit, Compensation, and Nominating and Governance committees. Mr. Siebecker received a B.B.A in Finance & Investments from the Zicklin School of Business at Baruch College.

With his many years of experience leading banking and financial services companies, Mr. Siebecker contributes financial management and strategy expertise. Mr. Siebecker has leadership experience, including service as an outside board member of companies in retail and institutional investment services in the domestic and global markets. He provides valuable market perspective as current President of a consulting firm in the industry as well as expertise in finance, strategy and operations. His employment in the financial industry has provided him experience as an outside board member and audit committee member.

Joseph R. Zimmel, Director. Mr. Zimmel, age 61, a member of the Audit Committee and the Nominating and Corporate Governance Committee, has served on the Board since 2007. He is a financial consultant and retired Managing Director of Goldman, Sachs & Co. From December 2001 until November 2002, Mr. Zimmel served as an Advisory Director to the Goldman Sachs Group. In the investment banking division at Goldman, Sachs & Co., Mr. Zimmel held the position of Managing Director of the Communications, Media & Entertainment Group for the Americas from 1999 to 2001, after acting as a Managing Director and a co-head of the group from 1992 to 1999. In addition to his appointment to FactSet’s Board of Directors, Mr. Zimmel serves as a member of the Board of Directors of Century Link, Inc. His current Board term expires in concurrence with the Annual Meeting of Stockholders in 2015.

Mr. Zimmel’s background in finance and advisory roles is complemented by his knowledge of FactSet and its industry. His contributions are augmented by his experience serving as an outside director of a public company and multiple private companies. In addition, Mr. Zimmel’s employment at Goldman, Sachs & Co., including service in senior leadership positions, brings a valued perspective to the Board of Directors and to the Audit Committee.

Director Independence

Mr. McGonigle serves as the Lead Independent Director and Chairman of the Nominating and Corporate Governance Committee. He presides over executive sessions of the non-management Directors. The independent Directors, who constitute seven of the eight members, thus a majority of the Directors of the Company, meet at least four times annually after the end of each scheduled quarterly meeting of the Board of Directors. On October 23, 2014, the Company’s Board of Directors reviewed the independence of its Directors under the applicable standards of the New York Stock Exchange and the NASDAQ Stock Market (“NASDAQ”). Each Director, other than Messrs. Hadley and DiChristina, qualifies as “independent” in accordance with those published listing requirements. In determining that each individual who served as a member of the Board in fiscal 2014 (other than Messrs. Hadley and DiChristina) is or was independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of our directors are affiliated. The Board unanimously determined that the relationships discussed below were not material. No unusual discounts or terms were extended.

Legal Proceedings

Over the past ten years, no Director or nominee has been involved in:

●	Legal proceedings, such as SEC securities fraud enforcement actions against any Director or nominee;
●	Judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;
●	Judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and
●	Disciplinary sanctions or orders imposed by a stock, commodities, or exchange or other self-regulatory organization.

Board Responsibilities

FactSet’s Board of Directors has adopted corporate governance guidelines which help govern the Company. You can access these corporate governance guidelines, along with each of its Board Committee charters, at the Corporate Governance Highlights page of the Investor Relations section of the Company’s website at http://investor.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851. Directors owe a duty of care to the Company and must act on an informed basis, in good faith and in the honest belief that the action they take is in the best interests of FactSet. Directors are expected to attend all board meetings and participate actively, offering their candid views and their well-informed, deliberate judgment. Directors should inform themselves using all material information reasonably available to them prior to making a business decision. Whenever a director is unable to attend a meeting, he should contact the Chairman or Secretary promptly after the meeting to become informed on the subjects discussed, views expressed and actions taken, if any. Directors should have a full working understanding of the Company’s business and the issues relevant to it. Directors are expected to be prepared to discuss matters listed on the agenda for each meeting, should review materials sent in advance of such meetings and, when appropriate, ask questions of management. The Company does not have a policy with regard to Directors’ attendance at annual stockholder meetings, but FactSet does expect each Director to attend all Board meetings. The Company’s Board of Directors met nine times during fiscal 2014, four of which were regularly scheduled quarterly meetings.

Board Meetings

FactSet’s Board of Directors is comprised of eight members, six of whom are independent directors. The Company’s Board of Directors has the following three standing committees: (1) an Audit Committee, (2) a Compensation Committee and (3) a Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board of Directors. All of the committee charters are available on FactSet’s website at http://investor.factset.com. The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the full Board. All Directors attended (in person or telephonically) 100% of the meetings of the full Board during fiscal 2014. All Directors who served on committees of the Board attended 75% or more of the meetings of the committees on which they served during fiscal 2014.

Board Committees

The following table identifies the committee members as of October 30, 2014.

Committee Name
Independent Directors	Audit	Compensation	Nominating and Corporate Governance
Robin A. Abrams	Member***		Member
Scott A. Billeadeau*	Chairperson
Joseph E. Laird, Jr.		Chairperson
James J. McGonigle**		Member	Chairperson
Walter F. Siebecker	Member	Member
Joseph R. Zimmel	Member		Member

*     Financial Expert

**   Lead Independent Director

*** If Robin A. Abrams is re-elected to the Board of Directors of FactSet by a majority vote of stockholders at the 2014 Annual Meeting, then she will be a member of only the Nominating and Corporate Governance Committee and no longer a member of the Audit Committee, effective December 16, 2014.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight review of FactSet’s internal and external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review FactSet’s system of internal controls; assessing the quality of FactSet’s accounting principles and financial reporting; reviewing the external audit process as conducted by FactSet's independent auditors; reviewing the financial information provided to stockholders and other external parties; and preparing the report of the Audit Committee included in the definitive proxy statement on a yearly basis. The Board has determined that Mr. Billeadeau qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of the Audit Committee is independent under the standards of the New York Stock Exchange and NASDAQ and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee met five times during fiscal 2014.

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent registered public accounting firm for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established buckets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or the Chairman of the Audit Committee. The Audit Committee may not delegate pre-approval authority to management.

Compensation Committee. The primary responsibilities of the Compensation Committee are to review and approve the compensation policies for the Chief Executive Officer and other key executive officers of the Company, oversee the Company’s administration of its equity-based compensation policies, approve grants of share-based awards to officers and employees of the Company under its option plans, establish annual performance goals for the Company’s principal executive officers and assess the quality of the performance of those executive officers. No fees were paid to compensation consultants by FactSet because no consulting services were provided to the Board or Compensation Committee related to executive or Director compensation during fiscal 2014. The Compensation Committee met seven times during fiscal 2014.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the qualifications of candidates for nomination as Directors, makes recommendations to the Board regarding prospective nominees to the Board, issues recommendations to the Board regarding corporate governance issues and, as appropriate, assists in succession planning for senior management of FactSet. The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written communications to FactSet’s Secretary. Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors is composed of a diverse group of leaders. The Board of Directors encourages selection of Directors who will contribute to FactSet’s overall corporate goals: responsibility to its stockholders, technology leadership, effective execution, high client satisfaction and superior employee working environment. The Nomination and Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints, personal background and diversity of skills in finance, technology, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board at that time. The description of each nominee set forth in the “Business Experience and Qualification of Board Members” section above includes the primary individual experience, qualifications, attributes and skills of each of the Company’s Directors that led to the conclusion that each director should serve as a member of the Board of Directors at this time. The Nominating and Corporate Governance Committee met once during fiscal 2014 and all members of the Committee attended.

Additional Corporate Governance Information

FactSet is committed to maintaining the highest standards of business conduct and corporate governance, which the Company believes are essential to running its business efficiently, serving its stockholders well and maintaining integrity in the marketplace.

Code of Business Conduct. The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, all other officers and the Company’s Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://investor.factset.com on the Corporate Governance Highlights page of the Investor section. You may also request a copy of the Code of Business Conduct and Ethics by writing to Investor Relations, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851. Any amendment to the Code of Business Conduct and Ethics (other than technical, administrative or non-substantive amendments) and any waiver of a provision of the Code that applies to a member of FactSet’s Board or one of its executive officers will be promptly disclosed on the Corporate Governance Highlights page of the Investor section of its website.

Contacting the Board. Stockholders and other interested parties may contact the Board, the Lead Independent Director or non-management Directors as a group by sending their correspondence to: Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851; facsimile number: 1-203-810-1001; email address: Board@factset.com. The Corporate Secretary will review all communications and forward them to the Chairman of the Board or the Lead Independent Director, as appropriate. The Corporate Secretary may, however, filter out communications that do not relate to the Company’s business activities, operations or its public disclosures, but will maintain a record of these communications and make them available to the Chairman of the Board or the Lead Independent Director (solicitations will not be recorded or forwarded). Any communications received by the Chairman of the Board or Lead Independent Director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Director Compensation Program

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. FactSet does not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. Each non-employee Director is provided access to FactSet, at no charge, which allows them to utilize the Company’s suite of products and services.

For fiscal 2014, Director compensation consisted of:

Cash Compensation

●	A $25,000 annual retainer paid quarterly.

●	An additional $2,500 annual retainer to each chairman of a Board Committee.

●	An additional $2,500 annual retainer to each Audit Committee member.

Equity Compensation

The 2008 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”) provides for the grant of share-based awards, including stock options, to non-employee directors of FactSet. The Directors’ Plan provides for annual equity grants for each non-employee Director and greater flexibility to change the vesting schedule per option grant, modify the number of options granted on an annual basis and adjust the term of the grants.

Annual Grant

Under the Directors’ Plan, the Compensation Committee may award an annual equity grant to each non-employee Director on or around January 15th of each year having an intended value of $65,000. The number of option shares to be granted in order to deliver this value will be determined on grant date using an option-pricing model. As such, the Compensation Committee recommended and the Board approved an annual equity grant of 2,404 non-qualified stock options to each of the six non-employee Directors on January 15, 2014. The strike price was $107.65 per share, being equal to the closing price of the Company’s common stock on that date. The grant date fair value of this option grant was $390,000 or $65,000 per Director. The non-qualified stock options granted to Directors vest ratably at 20% per year over five years upon the anniversary date of each grant and expire seven years from the date the options were granted.

New Director One-Time Grant

New Directors may receive a one-time option grant, typically on or around January 15th after the new Director’s first annual meeting. There were no new directors during fiscal 2014, thus no one-time grants.

Expenses

The Company pays or reimburses Directors for travel, lodging and related expenses incurred in connection with attending Board, Committee and stockholder meetings and other Company business related events. From time to time, the Company may reimburse a Director’s expenses for his participation in third party-supplied continuing education related to the Director’s Board or Committee service. Director expense reimbursements during fiscal 2014 totaled less than $20,000, consistent with prior years.

Director Summary Compensation Table

The following table provides information as to compensation for services of the non-employee Directors during fiscal 2014.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robin A. Abrams	$27,500	$--	$65,000	$--	$--	$--	$92,500
Scott A. Billeadeau	$30,000	$--	$65,000	$--	$--	$--	$95,000
Joseph E. Laird, Jr.	$27,500	$--	$65,000	$--	$--	$--	$92,500
James J. McGonigle	$27,500	$--	$65,000	$--	$--	$--	$92,500
Walter F. Siebecker	$27,500	$--	$65,000	$--	$--	$--	$92,500
Charles J. Snyder (2)	$7,292	$--	$--	$--	$--	$--	$7,292
Joseph R. Zimmel	$27,500	$--	$65,000	$--	$--	$--	$92,500

(1)

The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Share-Based Payment, (“ASC Topic 718”), of stock option awards issued during fiscal 2014 pursuant to the Directors’ Plan. For information on the valuation assumptions with respect to stock option grants, refer to the notes to the consolidated financial statements contained in FactSet’s Fiscal 2014 Annual Report on Form 10-K. There can be no assurance that these grant date fair values will be realized by the non-employee Directors. The actual gain that a non-employee Director may receive from exercising an option sometime in the future may be higher or lower than these reported amounts, and these options have value only if the price of the Company’s stock increases above the option’s exercise price. On January 15, 2014, FactSet granted 2,404 stock options to each of the Company’s non-employee Directors. The strike price was $107.65 per share, being 100% of the NYSE closing price of the Company’s common stock on that date. The grant date fair value of the option grants was $390,000. At August 31, 2014, the non-employee Directors had the following outstanding stock option awards, some of which were not fully or partially vested: Robin A. Abrams, 10,331 options; Scott A. Billeadeau, 29,778 options; Joseph E. Laird, Jr., 32,028 options; James J. McGonigle, 36,528 options; Walter F. Siebecker, 32,028 options; and Joseph R. Zimmel, 14,276 options.

(2)

Prior to the 2013 Annual Meeting of Stockholders, the Board of Directors of FactSet accepted the resignation of Charles J. Snyder, Vice Chairman of the Board of Directors and Director, and related responsibilities as a member of the Nominating and Corporate Governance Committee. Mr. Snyder’s resignation was effective December 17, 2013, concurrent with the expiration of his term and the date of the 2013 Annual Meeting. Accordingly, he was paid $7,292 in fiscal 2014 for his services rendered through the date of his resignation, representing approximately 30% of the annual cash retainer of $25,000.

NOTE: Effective October 1, 2009, Michael F. DiChristina stepped down from his position as President and Chief Operating Officer of FactSet. He has been with FactSet since 1986 and has continued to serve on FactSet’s Board of Directors as an employee of the Company. As an employee of FactSet, Mr. DiChristina was paid total compensation of $104,689 in fiscal 2014. During each of the past three fiscal years, he did not receive compensation for his Board service. As of August 31, 2014, Mr. DiChristina had no outstanding stock options.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee. A copy of the charter of the Nominating and Corporate Governance Committee may be found on the Company’s website at http://investor.factset.com on the Corporate Governance Highlights page of the Investor section. The members of the Nominating and Corporate Governance Committee are independent under the listing standards of the New York Stock Exchange and the NASDAQ Stock Market.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in written communications to FactSet’s Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in the FactSet Research Systems Inc. Director Nominee Selection Policy, a copy of which may be found on the Corporate Governance Highlights page of the Investor section of the Company’s website. The policy lists selection criteria including integrity, professionalism and sound business judgment. The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with its policy under the same criteria as any other potential nominee.

The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

●

Identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from directors and senior management, recommendations by stockholders and potentially a director search firm.

●

Review of each candidate’s qualifications by the Nominating and Corporate Governance Committee to determine which candidates best meets the Board’s required and desired criteria. The review of the nominee’s qualifications includes capabilities, availability to serve, conflicts of interest and other relevant factors. The Committee shall search for individuals as nominees with the highest personal and professional integrity, who shall have demonstrated strong ability and judgment and who shall be effective in serving the long-term interest of stockholders.

●	Interviews of an interested candidate by the Chairman of the Nominating and Corporate Governance Committee, at least one other committee member and the Chief Executive Officer.
●	Report to the Board by the Nominating and Corporate Governance Committee on the selection process.
●	Recommendation by the Nominating and Corporate Governance Committee of a nominee to the Board.
●

Formal nomination of the candidate by the Board for inclusion in the slate of directors for the annual meeting of stockholders or appointment by the Board to fill a vacancy between stockholder meetings.

For candidates proposed to it, the Nominating and Corporate Governance Committee requires: (i) the candidate’s full name, address, email and phone number; (ii) a verbal statement by the candidate that he or she wishes to be nominated and is willing and able to serve as a director; (iii) a verbal statement of the good faith belief by the proposing stockholder that the candidate meets the Company’s criteria, and (iv) such other written documentation as the Committee may request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in the FactSet Bylaws, Corporate Governance Guidelines and the FactSet Research Systems Inc. Director Nominee Selection Policy, available on the Company’s website.

Proposal 1: Election of Directors

Stockholders will elect three directors at the Annual Meeting of Stockholders. The three directors will hold office for a term not exceeding three years or until a successor is elected and qualified. Your proxy will be voted in favor of those persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill any vacancy. Business experience and qualifications on these nominees and the other members of the Board of Directors is presented in this Proxy Statement under the caption “Business Experience and Qualifications of Board Members.”

Vote Required: The three nominees for election as directors of the Company who receive a majority number of “FOR” votes cast at the meeting (either in person or by proxy) will be elected as directors.

FactSet’s Board recommends that Robin A. Abrams, Michael F. DiChristina, and Walter F. Siebecker each be elected to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for 2017.

AUDIT COMMITTEE REPORT

The Board of Directors has charged the Audit Committee with a number of responsibilities, including review of the adequacy of FactSet’s financial reporting, accounting systems and controls. The Board has reviewed independence for audit committee members as defined in both the New York Stock Exchange and NASDAQ and has determined that each member of the Audit Committee met each listing’s standard. The Audit Committee has a direct line of communication with FactSet’s independent public accountants.

The responsibilities of the Audit Committee are set forth in its Charter which is available on the Company’s website at http://investor.factset.com. In fulfilling its responsibility, the Audit Committee discusses with the Company’s independent public auditors the overall scope and specific plans for their audit. The Audit Committee has reviewed FactSet’s audited consolidated financial statements for fiscal 2014 with management and with Ernst & Young LLP. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting FactSet’s consolidated financial statements. In addition, the Audit Committee has discussed with Ernst & Young LLP matters such as the quality and acceptability of FactSet’s accounting principles applied in its financial reporting, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Lastly, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP concerning such auditors’ independence from FactSet and has discussed with Ernst & Young LLP its independence, as required by the PCAOB.

In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board of Directors and the Board has approved the inclusion of the audited consolidated financial statements for fiscal year ended August 31, 2014 in FactSet’s Fiscal 2014 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott A. Billeadeau, Chairman

Robin A. Abrams

Walter F. Siebecker

Joseph R. Zimmel

Proposal 2: Ratification of Independent Registered Public Accounting Firm

In 2013, the Audit Committee selected Ernst & Young LLP to replace PricewaterhouseCoopers LLP as FactSet’s independent registered public accounting firm beginning with the audit of the 2014 fiscal year and this appointment was ratified by stockholders at the 2013 Annual Meeting. The Audit Committee has again appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015.

The dismissal of PricewaterhouseCoopers LLP was effective October 30, 2013, upon completion of the audit of the Company’s consolidated financial statements for the fiscal year ended August 31, 2013. During the Company’s fiscal years ended August 31, 2013 and 2012 and through October 30, 2013, FactSet had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, nor were there any reportable events as defined in Item 304(a)(1)(v) of SEC Regulation S-K during this period. PricewaterhouseCoopers’ audit reports on FactSet’s consolidated financial statements for the fiscal years ended August 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. PricewaterhouseCoopers LLP has not advised the Company of any information that has come to their attention and from which they have concluded such information materially affects the fairness or reliability of any audit report which they have previously issued.

A representative from Ernst & Young will attend the 2014 Annual Meeting to respond to appropriate questions and make a statement should they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows the total fees billed or accrued for professional services provided to FactSet by Ernst & Young LLP, the Company’s fiscal 2014 principal accounting firm, and PricewaterhouseCoopers LLP, the Company’s fiscal 2013 principal accounting firm, for fiscal years ended 2014 and 2013.

	Fiscal 2014 (Ernst & Young)	Fiscal 2013 (PricewaterhouseCoopers)
Audit fees (1)	$480,109	$543,631
Audit-related fees (2)	-	-
Tax fees (3)	-	277,325
All other fees (4)	2,015	2,700
Total	$482,124	$823,656

(1)

Represents fees for professional services rendered for the integrated audit of FactSet’s annual consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for services that are normally provided by in connection with statutory and regulatory filings or engagements.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of FactSet’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees were for services related to tax consulting and planning services.

(4)	All other fees represent fees for services provided to FactSet which are otherwise not included in the categories above. These fees primarily consist of subscriptions to accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP and PricewaterhouseCoopers LLP during fiscal 2014 and 2013, respectively, was compatible with maintaining the independence of each firm. During fiscal 2014 and 2013, all professional services provided by both Ernst & Young LLP and PricewaterhouseCoopers LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthen the audit. Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel and the Audit Committee’s practices restricting non-audit engagements of the independent auditor, all mitigate against any loss of objectivity that theoretically could arise from a long-term relationship. As provided in the Audit Committee’s Charter and as further described below, the Audit Committee regularly evaluates its independent registered public accounting firm.

The Audit Committee will periodically consider alternatives to ensure that the Audit Committee and the Company’s stockholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee Charter and in the Audit Committee Report, the independent auditor reports directly to the Audit Committee and the Audit Committee is charged with evaluating its independence.

FactSet’s Board recommends that you vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015.

EXECUTIVE OFFICERS

The following table shows the Company’s executive officers at August 31, 2014:

Name of Officer	Age	Office Held with the Company	Officer Since
Philip A. Hadley	52	Chairman of the Board of Directors, Chief Executive Officer	2000
Philip Snow	50	President	2014
Peter G. Walsh	48	Executive Vice President, Chief Operating Officer	2005
Michael D. Frankenfield	49	Executive Vice President, Director of Global Sales	2001
Maurizio Nicolelli	46	Senior Vice President, Chief Financial Officer	2009
Rachel R. Stern	49	Senior Vice President, Strategic Resources, General Counsel and Secretary	2009

Philip A. Hadley’s business experience is listed above in the section titled “Corporate Governance.”

Philip Snow, President. Mr. Snow was named President of FactSet, effective July 1, 2014, and is responsible for the oversight and management of the Company’s Sales and Operations Teams. Mr. Snow joined FactSet in 1996 as a Consultant followed by a transfer first to the Tokyo and then Sydney offices in order to lead the Company’s Asia Pacific Consulting Services. Following his move back to the U.S. in 2000, Mr. Snow held various sales leadership roles prior to assuming the role of Senior Vice President, Director of U.S. Investment Management Sales in 2013. Mr. Snow received a B.A. in Chemistry from the University of California at Berkeley and a Masters of International Management from the Thunderbird School of Global Management. He has earned the right to use the Chartered Financial Analyst designation.

Peter G. Walsh, Executive Vice President, Chief Operating Officer. Mr. Walsh joined the Company in 1996 as Vice President, Planning and Control within the Company’s Finance group. Mr. Walsh held the position of Vice President, Director of Finance from 1999 until 2001. From late 2001 to February 2005, Mr. Walsh occupied the position of Vice President, Regional Sales Manager of the U.S. Southeast Region. On March 1, 2005 he assumed the position of Chief Financial Officer and Treasurer. On October 1, 2009, Mr. Walsh was promoted to his current position as the Company’s Chief Operating Officer, where he is responsible for product development, content collection and software and systems engineering. Prior to joining FactSet, Mr. Walsh held several positions at Arthur Anderson & Co. Mr. Walsh received a B.S. in Accounting from Fairfield University. He has earned the right to use the Chartered Financial Analyst designation.

Michael D. Frankenfield, Executive Vice President and Director of Global Sales. Mr. Frankenfield joined the Company in 1989 within the Consulting Services Group. From 1990 to 1994, Mr. Frankenfield held the position of Vice President, Sales with the Company. From 1995 to 2000 Mr. Frankenfield was Director of Investment Banking Sales with the Company. From 2000 until 2005, Mr. Frankenfield was Director of Sales and Marketing with FactSet and from September 2005 until August 2009, he was the Director of Investment Management Services. In August 2009, he was promoted to his current position as Director of Global Sales. Mr. Frankenfield received a B.A. in Economics and International Relations from the University of Pennsylvania and has earned the right to use the Chartered Financial Analyst designation.

Maurizio Nicolelli, Senior Vice President, Chief Financial Officer. Mr. Nicolelli joined the Company in 1996 as the Senior Accountant and held the position of Chief Accountant from 1999 to 2001. From 2002 to 2009, he served as Vice President and Comptroller of the Company. From October 2009 to 2013, he occupied the position of Senior Vice President, Principal Financial Officer and later named Chief Financial Officer in fiscal 2014. Prior to joining FactSet, he was employed at PricewaterhouseCoopers LLP. He holds a B.S. degree in Political Science from Syracuse University and an M.B.A. degree in Accounting from St. John's University. Mr. Nicolelli is a CPA licensed in the state of New York.

Rachel R. Stern, Senior Vice President, Strategic Resources, General Counsel and Secretary. Ms. Stern joined the Company in 2001 as General Counsel. On October 1, 2009, Ms. Stern was appointed to her current position as Senior Vice President, Strategic Resources, General Counsel and Secretary. Prior to joining FactSet, Ms. Stern was associated with Cravath, Swaine & Moore after clerking on the Delaware Court of Chancery. Ms. Stern is admitted to practice in New York and Washington, D.C., and as House Counsel in Connecticut. She received her law degree from the University of Pennsylvania, graduated summa cum laude from Yale University and received a master’s degree with distinction from the University of London.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) is intended to provide context for the decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for the Company’s named executive officers during fiscal 2014 whom are listed as follows:

●	Philip A. Hadley, Chairman of the Board of Directors and Chief Executive Officer

●	Philip Snow, President

●	Peter G. Walsh, Executive Vice President and Chief Operating Officer

●	Michael D. Frankenfield, Executive Vice President and Director of Global Sales

●	Maurizio Nicolelli, Senior Vice President, Chief Financial Officer

The Compensation Committee of the Board is responsible for policies and decisions regarding the compensation and benefits for each named executive officer (“NEO”). The Compensation Committee also administers FactSet’s stock option plans. Certain facts described in this CD&A reflect Compensation Committee deliberations about which management does not have personal knowledge, although the Compensation Committee has advised management that the information in this CD&A is accurate and materially complete.

Fiscal 2014 Financial Highlights

●	Continued Growth – Fiscal 2014 was the Company’s 34th consecutive year of revenue growth and its 18th consecutive year of positive earnings growth as a public company.

●	Annual Subscription Value (“ASV”) Growth – FactSet reported organic ASV growth of 7% over the last twelve months and totaled $964 million at August 31, 2014.

●	Organic Revenue Growth – The Company reported a 7% increase in organic revenue compared to a year ago. Each geographic segment grew revenues and operating income in fiscal 2014.

●	EPS Expansion – Diluted earnings per share increased to $4.92, up 11% from fiscal 2013.

●	Return on Equity – FactSet reported a current year return on equity of 40.2% and a 3-year average of 37.3%.

●	Free Cash Flow – Generated $247 million in free cash flow during fiscal 2014 due to increased net income and positive working capital changes.

Fiscal 2014 Operational Highlights

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Record Client Additions – FactSet added 200 net new clients over the past 12 months as client count grew to 2,743 at August 31, 2014. The 200 net new clients added during 2014 represented the Company’s highest growth total during one single year.

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Expanding the Number of Users – Users grew by 3,628 during fiscal 2014 and totaled 54,596 at year-end. Annual client retention was greater than 95% of ASV and 93% of clients, up from 92% last fiscal year.

●	Client Satisfaction – FactSet’s Global 2014 Client Satisfaction Survey revealed that 97% of clients are satisfied or very satisfied with the Company’s client service support.

●	Acquisitions – In September and December 2013, FactSet acquired Revere Data, LLC and Matrix Data Limited as the Company continues to enhance its content offerings and analytical applications.

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Returning Value to Stockholders – In May 2014, FactSet increased its regular quarterly dividend by 11% to $0.39 per share, making 2014 the ninth consecutive year FactSet has increased its dividend by more than 10%. Aggregating dividends with share repurchases, the Company returned $341 million to stockholders during fiscal 2014.

●	Job Creation – Employee count rose 6% to 6,639, up 381 employees from a year ago as FactSet continued to aggressively invest in its people.

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Recognition in the Workplace – FactSet was ranked one of Fortune’s “100 Best Companies to Work For” and one of the “20 Great Workplaces in Technology.” FactSet was also named one of the “UK’s 50 Best Workplaces,” one of “France’s 50 Best Workplaces,” and listed in Crain’s “Chicago’s Best Places to Work”.

The Compensation Committee continually reviews the objectives and design of FactSet’s executive compensation policies to encourage decisions and behaviors that align with the long-term interests of the Company’s stockholders. The Committee concluded the following:

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FactSet’s programs appropriately balance short- and long-term incentives, with approximately 30% of the total target compensation for the senior executive team provided in equity and focused on long-term performance.

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Executive compensation policies pay for performance against goals that are set to be challenging to motivate a high degree of business performance, with an emphasis on longer-term financial success and prudent risk management.

●	Qualitative factors beyond the quantitative financial metrics are a key consideration in the determination of individual executive compensation payments.

Executive Compensation Philosophy

FactSet has historically established executive compensation based upon the following goals and principles:

●	Provide appropriate incentives for both individual and business performance.

●	Link the long-term financial interests of key employees and FactSet’s stockholders via stock-based incentives.

●	Maintain executive compensation at levels relative to other members of senior management.

●	Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Provide appropriate incentives for both individual and business performance. Approximately 40% of each NEO’s total compensation in fiscal 2014 is performance-based variable compensation, which rewards the executive for annual business performance against pre-determined goals. The Compensation Committee has designed the executive compensation program to encourage NEOs to strive for outstanding individual performance, which is expected in turn to drive the positive performance of the Company as a whole. The Compensation Committee reviews the individual goals of each NEO prior to the end of each fiscal year to determine the executive’s performance relative to stated objectives, both quantitative as well as qualitative. A NEO’s achievement of certain goal levels will dictate, with the application of some discretion by the Committee, that executive’s bonus for the fiscal year just completed as well as salary levels for the coming fiscal year.

Align the financial interests of key employees and FactSet’s stockholders via share-based incentives. The Compensation Committee seeks to motivate executives to work conscientiously to achieve both short term and long term goals and, thereby, create stockholder value. Equity-based compensation, including stock options and restricted stock, has regularly represented a significant portion of total compensation. With stock options, executives only benefit if the Company’s stock price appreciates from the date of grant of the award. The Compensation Committee has also viewed options as a method, not only of encouraging the NEOs to drive Company performance in the long term, but also of encouraging the retention of officers. With restricted stock, the Compensation Committee has recognized that share ownership by NEOs is a positive characteristic. NEOs’ interests as stockholders and option holders themselves have been aligned in the past with those of stockholders generally, and are anticipated to remain so aligned due in part to the large share ownership such officers have maintained.

Maintain executive compensation at levels relative to other members of management. In addition to the other elements relevant to determining each of the NEO’s compensation, FactSet’s Compensation Committee also considered the potential difference between the total compensation package offered to its top executives and the compensation of other employees, both management and non-management. The Compensation Committee determines compensation and stock-based incentive awards for the NEOs at the same time as it approves pools for the Company as a whole. The Compensation Committee criteria and performance levels attempt to provide compensation to NEOs that both recognize their achievements, but also maintain internal pay equity in comparison with other executives and the general employee base. This awareness has helped with retention not only at the senior executive level but also at other levels in developing management of the Company.

Attract and retain talented personnel. The Company operates in several highly competitive labor markets and must ensure that total compensation compares well with that offered by competitors in those markets. The Compensation Committee has designed executive compensation bearing in mind the compensation offered by other companies in the technology and financial information industry, to the extent such information is publicly available. The Committee also considers that the NEOs’ share ownership of FactSet stock is, in some cases, a significant point of distinction from other companies in determining compensation.

Elements of Compensation

FactSet’s executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles and stockholder interests and concerns. The core of FactSet’s executive compensation philosophy continues to be to pay for performance, as discussed in greater detail below. The three major elements of FactSet’s executive officer compensation in fiscal 2014 continued to be:

●	Base salary;

●	Variable cash incentive awards (annual bonus); and

●	Long-term, equity-based incentive awards.

Base Salary.  The Compensation Committee has established base salaries according to the experience and qualifications of the individual executives. Generally, base salaries are intended to be sufficiently competitive to attract and retain key employees, although they are secondary to a view of total cash compensation. Salaries for NEOs represent approximately 30% of each NEO’s total compensation and are considered in the context of compensation paid to all other employees of the Company. The Compensation Committee did not use a formula to review base salaries, and no one factor was weighted more heavily than another. Although the Compensation Committee does not have a specific benchmark, the goal of the Compensation Committee is to ensure that total cash compensation packages (including base salaries and annual bonuses of the NEOs) generally remain competitive with the 50th percentile when compared to peer group companies. The Compensation Committee did not recommend any changes to the annual base salaries of the NEOs during fiscal 2014.

Annual Bonus.  The Compensation Committee determined annual bonuses on a discretionary basis considering a number of factors including FactSet’s ASV and EPS growth, achievement of Corporate, strategic and department goals, individual performance and competitive market practices. Annual bonuses represent approximately 40% of each NEO’s total compensation. Each executive had an assortment of objectives that were established at the beginning of the year and reviewed with the executive. Annual Company-level performance goals serve both to motivate executives as well as to increase stockholder returns by focusing executive performance on the attainment of those goals identified as having a positive impact on the Company’s short-and long-term business results. In the normal course of business, the Committee determines the bonuses for the NEOs based on their operational and financial performance, as described in further detail below. The bonus amounts are not determined by a predefined formula. Rather, they are judgment-based, and based upon achievement of individual goals, overall company performance for the fiscal year and a review of compensation at peer companies. For each NEO, management of the Company prepares for the Compensation Committee a written performance appraisal, peer review compensation statistics and a recommendation for compensation change. The recommendations are reviewed by the Compensation Committee and fiscal 2014 annual bonus amount decisions emphasized rewarding performance as FactSet realized robust growth across all key metrics in the past 12 months, which included organic ASV growth of 7%, the addition of 200 net new clients, the Company’s highest ever growth total in one single year, a 7% increase in users of FactSet, an uptick in the annual client retention rate to 93%, a 12% increase in operating income and an 11% growth in diluted earnings per share. Due to the financial and operational growth realized by FactSet during fiscal 2014, certain fiscal 2014 performance goals established for each NEO’s variable cash incentive were achieved. As a result, the bonus awards for fiscal 2014 were approximately 8% higher than the amounts paid in fiscal 2013.

Long-term, Equity-based Incentive Awards. The use of equity-based compensation has been a significant component of FactSet’s overall compensation philosophy representing approximately 30% of each NEO’s total compensation and is one that the Company plans to continue. FactSet’s philosophy is built on the principles that equity compensation should seek to align employees’ actions with stockholder interests; attract, retain, and motivate highly qualified executives; and, balance the focus on short- and longer-term performance objectives. The Company believes that it has been successful in achieving this alignment through the use of equity-based compensation, which includes the use of restricted stock awards. The Compensation Committee has also recognized the unique significant ownership stake of the NEOs in the Company and consequently has not mandated that its executive officers maintain a specified level of stock ownership in the Company. The Compensation Committee determines the size of the long-term, equity-based incentives according to each NEO’s position within FactSet and sets a level it considers appropriate to create a meaningful opportunity for reward predicated on increasing stockholder value. The Committee takes into account an individual’s performance history, his or her potential for future advancement, the Chief Executive Officer’s recommendations for awards other than his own and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation Committee’s discretion. All equity-based plan awards are granted subsequent to the end of each fiscal year in order to be synchronized with the year-end performance review process and the timing of the annual bonus payments.

FactSet structured its long-term equity-based grants in fiscal 2014 in a manner that the Compensation Committee believed to be the most effective way to promote equity ownership by the executives, to reward them for robust operating performance and retain them through the issuance of time-based stock restricted stock awards (“RSAs”). As such, the Compensation Committee recommended the granting of time-based RSAs to each NEO, which represent shares of common stock granted to an employee, subject to vesting requirements. The fair value of a RSA grant is determined by multiplying the number of RSAs by the price of the Company’s stock on the grant date reduced by the present value of dividends expected to be paid over the vesting period. As the price of FactSet’s stock fluctuates, so does the fair value of the RSA, which allows for employee and stockholder alignment during increases and decreases in the Company’s stock price. RSAs also provide for more stable value than stock options since RSAs provide value to employees during company stock price increase and decreases. The RSAs granted in fiscal 2014 cliff vest 60% after three years and 100% after five years of service.

Perquisites and Personal Benefits. The Company’s policy is to not extend perquisites or personal benefits to employees other than for limited and specifically defined business purposes. The incremental costs to the Company in fiscal 2014 of those benefits provided to NEOs that the Securities and Exchange Commission deems to be “perquisites and personal benefits” are reported in the “Summary Compensation Table” (included in the amounts reported in the column captioned “All Other Compensation”). The Audit Committee exercises oversight over the perquisites and personal benefits that are made available to NEOs. The Compensation Committee determined that the perquisites and personal benefits available to NEOs in fiscal 2014, and their costs to the Company, were reasonable and properly disclosed to stockholders. In addition, NEOs are able to participate in the same defined benefit plans as all other eligible employees, including health, retirement, life insurance, and disability plans, as well as an employee stock purchase plan.

Post-Termination Compensation. Beyond allowing executives to participate in the Company’s 401(k) plan, under which the Company matches contributions for all employees up to a maximum limit imposed by ERISA, FactSet does not provide any other post-employment benefits to its executive officers or any employees. However, Mr. Walsh is entitled to certain severance benefits pursuant to his employment agreement in the event of a change in control of the Company or his separation from the Company under certain circumstances. His additional severance and change in control benefits are described below under the heading “Potential Payments upon Termination or Change in Control.” No other NEOs have employment agreements in place as of August 31, 2014.

Tax Considerations

In establishing individual executives’ compensation levels, the Company does not explicitly consider accounting and tax issues. However, FactSet does analyze the overall expense arising from aggregate executive compensation levels and awards and the components of the Company’s compensation programs.

FactSet believes it is in its best interest, to the extent practical, to have compensation paid to its NEOs be fully deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. However, the Compensation Committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Section 162(m) generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. FactSet has taken steps to ensure that payments to its NEOs under its long-term equity-based incentive programs meet the Section 162(m) requirements. For the fiscal years presented in this Proxy, FactSet believes the stock-based awards granted under the Company’s stock option and award plans meet the requirement of Section 162(m). As of August 31, 2014, the Company’s annual bonus plan does not meet the requirements because it is not stockholder approved. However, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is effective in attracting, motivating and retaining the Company’s key executives.

Executive pay at FactSet has historically not exceeded the annual compensation deduction limit of Section 162(m), and, with the exception of Mr. Hadley in fiscal 2014 and 2013, the cash compensation (salary plus bonus) paid to the Company’s NEOs was at or below the $1 million limit in each fiscal year presented in this Proxy. The tax deductibility of compensation for the NEOs will be preserved as long as such actions are consistent with the Committee’s compensation policies and objectives and are in the best interests of the Company and its stockholders.

Process of Determining Annual Executive Compensation

FactSet has not entered into any employment agreements with any of its NEOs, other than an agreement that grants certain rights to Mr. Walsh in the event of a separation from the Company. As such, FactSet is not bound by any contractual salary, incentive grants or other compensation requirements for the NEOs. FactSet’s Compensation Committee has not historically used the services of a compensation consultant. In the determination of stock options grants and bonuses, the Committee has considered information provided to it by management, at the Committee’s request, regarding the compensation levels of executives at designated peer companies.

In fiscal 2014, the Committee worked with management in the compensation review process as follows:

Methodology Determination. In the fourth quarter of fiscal 2014, the Compensation Committee met to determine the methods it would use to set compensation for the NEOs. Each compensation component and the Compensation Committee’s decisions regarding these elements are considered as part of a collective package of compensation to each individual NEO. The Committee members discuss what they believe to be appropriate levels of compensation in their business judgment. Each element of compensation is considered independently for overall soundness of the level of compensation in relation to the amounts awarded to other individuals. The Compensation Committee has not considered any forms of compensation other than salary, bonus and equity awards.

Develop performance measures. The Compensation Committee and Mr. Hadley, the Company’s Chief Executive Officer identified appropriate performance measures and recommended performance objectives that were used to determine annual and long-term awards. Each NEO’s compensation as a whole is considered in comparison to that of other executives and employees of the Company. The Compensation Committee has not considered any forms of compensation other than salary, bonus and equity awards. Perquisites have historically been less than 5% of each NEO’s total compensation and represent the dollar value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO, use of Company automobiles and medical and dental benefits paid by the Company on behalf of the NEO.

Compile benchmark data. Management prepared benchmarking and competitive data with respect to historical compensation and its defined peer group. The Compensation Committee utilized this information in connection with establishing NEO compensation plans and parameters at its meetings. In addition, each NEO’s compensation as a whole is considered in comparison to that of other executives and employees of the Company. The Committee did not engage in any further quantitative or qualitative analyses regarding its decision to make specific compensation awards or regarding any particular type of award or form of compensation.

Meetings. In a series of meetings, the Compensation Committee determines appropriate salary for the upcoming year, bonus levels for the fiscal year just completed and upcoming equity-based grants for the NEOs. The Compensation Committee follows guidelines for equity-based awards, which apply to awards for NEOs as well as all other employees. The guidelines require management to study, make recommendations and provide supporting analysis to the Compensation Committee regarding proposed equity awards. The supporting analysis shared with the Committee provides details about each executive’s cash and total compensation, existing equity awards, the amounts vested and unvested and the percentage of total compensation that the suggested equity-based grant would represent. The materials also demonstrate the aggregate amount of awards and other compensation that have been historically granted and are proposed to be granted to the Company in the aggregate. In addition, management reviews with the Committee the various Company performance levels and the equity-based grants that would vest based on the various performance targets. On the basis of such materials, prepared at the Committee’s request, the Compensation Committee approves equity grants for each member of the Company’s senior management, which includes the NEOs. Typically, during the same meeting, the Compensation Committee further approves total equity-based grants for all FactSet employees in the aggregate. The Compensation Committee thus determines awards for the NEOs in the context of considering grants for employees of the Company as a whole.

Review Management-prepared Materials. The Compensation Committee considers materials prepared by management at the Committee’s request and direction, detailing the historical salary, bonus and total cash compensation levels of the NEOs and other members of the Company’s Executive Committee. In addition, management provides to the Compensation Committee materials outlining the individual performance of each NEO with respect to his goals and objectives for the past year, both qualitative and quantitative, measured against financial goals for the Company’s performance as well quantitative performance in the individual executive’s functional area. Management also provides the Committee with materials regarding the overall financial performance of the Company as well as operational and strategic accomplishments during the past fiscal year. Historically, management has also provided an evaluation during a meeting of the contribution to the performance of the Company by each NEO. The Committee members then make their determinations as to the bonus for the just completed fiscal year and base salary for the upcoming year for each NEO. Management does not participate in this deliberation and the CEO is not present for discussions regarding his own compensation. Typically, at the same meeting, the Compensation Committee approves the total bonus pool for the Company’s operational areas as a whole, so that compensation to the NEOs is made in the larger context of compensation for all the Company’s employees.

Develop CEO compensation recommendations. For the CEO’s compensation, the Compensation Committee meets in a closed session to determine recommendations for base salary, annual bonus, and share-based compensation. These recommendations are developed with no input from the CEO, and takes into account overall Company performance, personal performance against objectives, Board and staff member feedback, and compensation benchmarking data provided by external sources.

Use of Performance Targets to Derive Compensation. The Committee has not designated target levels of performance that would enable an executive to qualify for an exact amount or a range of compensation levels, whether in the form of salary, bonus or option awards. Neither the Company nor the Compensation Committee has determined threshold, target and maximum payments for salaries or the actual size of bonus payments related to the Company’s performance, nor have they set the threshold, target and maximum number of shares underlying the performance share awards as related to the Company’s performance. Only the vesting of performance-based options is linked to specific growth targets of the Company as a whole, not any individual NEO’s performance.

In fiscal 2014, management provided the Compensation Committee with ASV growth targets in addition to qualitative comments pertaining to each NEO’s goals and performance gathered during FactSet’s standard review process for all employees. The Company’s EPS targets are also implied in that the Company is managed each year with the goal of EPS growth being equal to or greater than ASV growth. These targets are detailed for each geographic region managed by a NEO and for the Company in aggregate. The growth figures do not, however, correlate to any target compensation levels, but rather informs the Compensation Committee generally as to the performance of the Company. Although no specific levels of compensation were tied to the achievement of these growth targets and goals, the Compensation Committee took such performance into account in determine the dollar amount of bonuses and equity awards to recommend for each NEO. No other specific items of corporate performance are taken into account in making compensation decisions.

Performance versus Goals and Objectives. The Compensation Committee determines the actual size of bonus payments and equity-based grants awarded to each of the NEOs based on the Compensation Committee’s subjective view of the executives’ achievement of qualitative goals set out in materials provided to the Committee by management. There are no specific quantitative formulas involved that would result in a particular compensation level. The Committee agrees on the executive’s performance and related compensation through conversation and discussion.

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Mr. Hadley’s goals included increase ASV, EPS growth greater than ASV growth, focus and execute on the Company’s major projects including NextGen, make significant strategic decisions to improve FactSet’s competitive position, review and make informed decisions on products that are gaining and losing value/share, be a leader that can communicate the Company’s goals, strategies and values including optimizing capital allocation, be a role model for FactSet’s culture and be involved in acquisitions, large client pricing, supplier decisions and succession planning.

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Mr. Snow’s goals included increase ASV, develop and execute organizational changes from both a leadership and operational perspective, gain experience and additional insight into product development, financial planning and investor relations, create and communicate top-down company ASV goals, and enhance the use of financial performance metrics for the upcoming fiscal year.

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Mr. Walsh’s goals included increase ASV, EPS growth greater than ASV growth, manage the Company’s due diligence process for significant acquisition targets, deliver on software engineering goals including improving the speed and stability of FactSet and retention of talented employees, continue to lead progress on the NextGen project, deliver on product goals such as PA 3.0, Fixed Income Portfolio Analytics and FactSet14, and be a leader that can communicate the Company’s goals.

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Mr. Frankenfield’s goals included growing ASV at a pace greater than last fiscal year, acquire 200 new clients, continue to improve all aspects of the sales operations to capitalize effectively on new business opportunities, be involved in large client pricing discussions, assist with the development of FactSet’ internal client relationship management system, meet certain human resources hiring and retention goals and be a leader that can communicate the Company’s goals.

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Mr. Nicolelli’s goals included increase ASV, EPS growth greater than ASV growth, ensure financial reporting compliance, manage FactSet’s cost structure to maximize the Company’s competitive position, improve the visibility of internal financial metrics by developing internal applications, assist the Audit Committee in the evaluation of the audit relationship, implement reporting processes for new FactSet locations added during the year in places such as Singapore, grow the Market Metrics service offering and effectively manage the Company’s worldwide effective tax rate.

The compensation to be issued is not based on a quantitative formula. Each NEO was measured on his performance relative to his qualitative goals in determining the appropriate overall level of compensation. The compensation is then granted as a mix including base salary, annual variable bonus and equity-based grants.

Performance-based Option Awards. The only compensation tool currently tied to a predefined formula is performance-based stock option awards. At the beginning of fiscal 2014, the Compensation Committee compared the key objectives established for using performance-based option awards, including employee retention and motivation. In addition, the Committee noted that most employees were unable to directly influence Company ASV and EPS growth, rendering the grants less impactful. As a result, the Committee concluded that a more targeted allocation of performance-based stock options to high performing employees was a better allocation of resources as opposed to granting them to a larger, more broadly-based employee population. Lastly, a historical analysis of the likelihood of achieving the various performance levels since these types of options were first granted was performed by FactSet management, which indicated that the median outcome achieved over the past eight years was 0% vesting. Based on all these factors, the Compensation Committee did not recommend a performance-based grant in the first quarter of fiscal 2014, traditionally the period in which such grants would have been awarded. Accordingly there was no dollar amount reported within the option awards column in the summary compensation table for each NEO during fiscal 2014.

For options granted during fiscal 2013 (on November 1, 2012), the two-year measurement period concluded on August 31, 2014. The actual performance level achieved over the two-year measurement period for organic ASV was 6%, which equated to the “Expected” level, and the organic EPS growth rate of 9% was at the “Excellent” level. As such, 20% of the performance-based stock options became eligible to vest on August 31, 2014 and will vest at a rate of 40% after the first two years and 1.67% per month thereafter for years three through five. The options continue to vest and be exercisable provided the employee continues employment with the Company through the applicable vesting dates, and remain exercisable until expiration on November 1, 2022, or cancellation.

The Compensation Committee considered all compensation to each NEO at the same time it determined the Company’s annual bonus and equity incentive awards pools. It should also be noted that no NEO participates in any Compensation Committee discussions of that executive’s own compensation.

Long-term Executive Incentive Compensation

FactSet believes that both cash compensation and non-cash compensation are appropriate mechanisms for driving executive performance in support of stockholder value. Cash compensation rewards annual (short-term) performance, while non-cash compensation is generally used to reinforce sustained performance over a longer period of time. The allocation between annual cash compensation and long-term equity compensation is based primarily on an evaluation of an executive’s overall role and contributions to the Company, taking into account competitive concerns regarding attracting and retaining superior talent.

Peer Group Executive Compensation Review

The Compensation Committee is provided executive compensation data of similarly situated NEOs at companies determined to be comparable by the Compensation Committee. The peer group consists of Advent Software, Inc., The Advisory Board Company, CoStar Group, Inc., The Corporate Executive Board Company, Informatica Corporation, IHS Inc., Morningstar, Inc., MSCI Inc., THQ Inc., Solera Holdings, TIBCO Software Inc. and Verint Systems Inc.

In addition to the identified peer group, the compensation provided to NEOs at the following companies was reviewed by the Compensation Committee: Federated Investors, Janus Capital Group, Inc., NASDAQ OMX, NYSE Euronext, QLIK Technologies, Waddell & Reed Financial, Inc. and Verisk Analytics. The materials presented to the Compensation Committee detailed the company compensation by type, including salary, bonus and equity awards. The Compensation Committee believes that its total target compensation for NEOs is competitive. The Compensation Committee noted that management positions reported by peer companies are not always parallel to those of the Company. Given the large current and historical equity ownership of management, cash compensation relative to industry peers has not been a primary focus of overall compensation. Each component of compensation (base salary, annual bonus and equity) awarded to Mr. Hadley was found to be below the average compensation for his analogous peers. Total cash compensation (base salary plus annual bonus) awarded to Mr. Snow, Mr. Walsh, Mr. Frankenfield and Mr. Nicolelli was within the range of awarded to each analogous peer. However, each of their equity-based awards (stock options plus restricted stock) was below the average awarded by their peers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (the “Committee”) is responsible for administering FactSet’s executive compensation policies and practices. The Committee is comprised solely of independent directors and reports regularly to the Board. Independent directors are not eligible to participate in any of the plans or programs the Committee administers. In fiscal 2014, the Committee reviewed compensation, including equity-based awards, for each named executive officer (“NEO”). The Committee reviews and approves the aggregate number of equity-based awards granted to all employees of FactSet. The Committee also reviews the compensation, including stock and option-based awards, for each member of senior management including those employees who report directly to either the Chief Executive Officer, Chief Operating Officer or Director of Global Sales. The Committee believes that the fiscal 2014 compensation of the NEOs was aligned with FactSet’s performance and returns to stockholders and provided a balanced mix between base pay and incentive compensation.

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” below and recommended to the Board that it be included in this Proxy Statement. The Compensation Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” purports to disclose the Compensation Committee’s deliberations and philosophy in making executive compensation decisions and policy, it is accurate and materially complete.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Joseph E. Laird, Jr., Chairman

James J. McGonigle

Walter F. Siebecker

EXECUTIVE COMPENSATION

The tables below present compensation information for each named executive officer followed by a narrative discussion of compensation that each NEO could receive when their employment with the Company terminates under various circumstances or upon a change in control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.

The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered in all capacities to FactSet for each respective fiscal year. The Company’s NEOs include FactSet’s Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and the three most highly compensated executive officers (other than the PEO and PFO) during fiscal 2014.

Summary Compensation Table

The following table summarizes the compensation earned or awarded to each NEO for fiscal years 2014, 2013 and 2012.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)(4)	($)(5)	($)
Philip A. Hadley	2014	$300,000	$800,000	$550,000	$--	$35,995	$1,685,995
Chief Executive Officer	2013	$300,000	$705,000	$--	$666,667	$41,424	$1,713,091
	2012	$275,000	$715,000	$--	$600,000	$35,808	$1,625,808

Philip Snow(6)	2014	$290,000	$250,000	$200,000	$--	$39,265	$779,265
President

Peter G. Walsh	2014	$275,000	$625,000	$340,000	$--	$40,347	$1,280,347
Chief Operating Officer	2013	$275,000	$555,000	$--	$400,000	$41,830	$1,271,830
	2012	$265,000	$555,000	$--	$300,000	$28,006	$1,148,006

Michael D. Frankenfield	2014	$275,000	$625,000	$340,000	$--	$36,072	$1,276,072
Director of Global Sales	2013	$275,000	$555,000	$--	$400,000	$34,879	$1,264,879
	2012	$265,000	$555,000	$--	$300,000	$31,284	$1,151,284

Maurizio Nicolelli	2014	$225,000	$275,000	$250,000	$--	$35,458	$785,458
Chief Financial Officer	2013	$225,000	$240,000	$--	$280,000	$38,702	$783,702
	2012	$190,000	$250,000	$--	$180,000	$37,032	$647,032

(1) The Bonus column lists discretionary cash bonuses awarded for services rendered during the applicable fiscal year based on achievement of certain goals established at the beginning of each fiscal year. Annual variable compensation payments are made within two months following the end of each fiscal year. See the detailed description of the Annual Bonus in the preceding CD&A under the sub-heading “Annual Bonus.”

(2) The amounts set forth in the Stock Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718. The assumptions made for the valuation of the stock awards are disclosed in the Notes to the Consolidated Financial Statements included in the Company’s fiscal 2014 Annual Report on Form 10-K.

(3) The amounts set forth in the Option Awards column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant. The assumptions made for the valuation of option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2014 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option). If a NEO exercises an in-the-money option, he would then realize an actual gain. Any gain actually realized for options exercised in 2014 is reported in the “Option Exercises and Stock Vested” table.

(4) The fiscal 2013 dollar value reported within the option awards column represents 100% of the fair value of service-based options granted during fiscal 2013 plus 20% of the fair value of performance-based stock options granted on November 1, 2012 (which is the percentage of the grant that is eligible to vest). The fiscal 2012 dollar value reported within the option awards column represents only the fair value of the service-based options granted because none of the performance-based stock options granted on November 1, 2011 became eligible to vest. The two-year measurement period for these performance-based options concluded on August 31, 2013 and the actual performance levels achieved were below expectations and as such, none of the performance-based stock options vested.

(5) Amounts reflect the value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO, use of Company automobiles and medical and dental benefits paid by the Company on behalf of the NEO. FactSet matches up to 4% of employees’ bi-weekly earnings, capped at the IRS annual maximum. There were no other perquisites and other personal benefits for NEOs. Fiscal 2014 amounts for personal use of Company automobiles were $3,844; $7,125; $8,278; $3,942; and $3,375, respectively, for Messrs. Hadley, Snow, Walsh, Frankenfield, and Nicolelli.

(6) Philip Snow was promoted to President of FactSet effective July 1, 2014. He was not a NEO in fiscal 2013 or 2012, and as such, compensation for those prior fiscal years has not been presented.

Grants of Plan-Based Awards

Non-Equity Incentive Compensation. The Company did not award non-equity incentive compensation during fiscal 2014 to any of its NEOs.

Stock Awards. FactSet has structured its long-term equity-based grants in fiscal 2014 as restricted stock awards. The following table provides information on the stock awards granted during fiscal 2014 to each NEO. The grant date fair value of these stock awards is included in the “Stock Awards” column of the Summary Compensation Table.

Name	Grant Date (1)	Number of Shares of Stock (2)	Exercise Price	Grant Date Fair Value of Stock Awards (3)
Philip A. Hadley	11/1/13	5,381	$108.64	$550,000
Philip Snow	11/1/13	1,957	$108.64	$200,000
Peter G. Walsh	11/1/13	3,326	$108.64	$340,000
Michael D. Frankenfield	11/1/13	3,326	$108.64	$340,000
Maurizio Nicolelli	11/1/13	2,446	$108.64	$250,000

(1)

On October 24, 2013, the Compensation Committee approved the total number of restricted stock awards to be allocated among all eligible employees and specifically approved the awards to be granted to each NEO and all other senior members of management. At that time, the Compensation Committee designated November 1, 2013 as the actual grant date of these restricted stock awards, at a price equal to 100% of the closing price of the Company’s common stock on the NYSE on that date.

(2)	The stock awards granted on November 1, 2013 cliff vest 60% after three years and 100% after five years of continual service.

(3)

The dollar amounts set forth in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, pursuant to amendments to Item 402 of Regulation S-K. The assumptions made for the valuation of the stock awards are disclosed in Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014. These are not amounts paid to or realized by the NEO.

Outstanding Equity Awards (Restricted Stock) at Fiscal Year-end

The following table sets forth information regarding the number of shares and the value of unvested restricted stock awards held by the NEOs at August 31, 2014.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (1)(2)	Market Value of Shares of Stock That Have Not Vested (3)
Philip A. Hadley	10/23/09	2,546	$324,360
	11/8/10	1,896	$241,550
	11/1/13	5,381	$685,539
Philip Snow	10/23/09	478	$60,897
	11/8/10	593	$75,548
	11/1/13	1,957	$249,322
Peter G. Walsh	10/23/09	1,910	$243,334
	2/9/10	8,614	$1,097,424
	11/1/13	3,326	$423,732
Michael D. Frankenfield	10/23/09	1,910	$243,334
	2/9/10	8,614	$1,097,424
	11/1/13	3,326	$423,732
Maurizio Nicolelli	10/23/09	510	$64,974
	11/8/10	474	$60,388
	11/1/13	2,446	$311,620

(1) The number of shares in the table above that have not vested for the October 23, 2009 grant represent the remaining 40% that is scheduled to vest on October 23, 2014. The unvested stock awards granted to Messrs. Walsh and Frankenfield on February 9, 2010 vest on February 9, 2016. The remaining number of shares of stock awards granted on November 8, 2010 vest on November 8, 2015. The stock awards granted on November 1, 2013 cliff vest 60% on November 1, 2016 and the remaining 40% on November 1, 2018.

(2) The vesting of the restricted stock granted to Messrs. Walsh and Frankenfield on February 9, 2010 may be accelerated if certain ASV and EPS targets are achieved prior to the end of the six year service condition. As of August 31, 2014, the Company estimated that the targets will not be achieved prior to the end of the six year service condition, thus no accelerated vesting will occur. However, a change in the actual financial performance levels achieved by FactSet could result in a change to the Company’s current timing of the vesting percentage and related expense.

(3) The market value of the restricted stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of FactSet common stock on August 31, 2014, which was $127.40.

Outstanding Equity Awards (Stock Options) at Fiscal Year-end

The table below shows each NEOs outstanding option grants at August 31, 2014. For each outstanding option grant, the table shows the stock options that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”).

		Number of Options		Exercise
	Grant Date	Exercisable (1)(2)(3)	Unexercisable	Price	Expiration Date
Philip A. Hadley	4/20/05	35,000	-	$29.00	4/20/15
	8/14/08	19,533	-	$65.67	8/14/15
	10/24/08	9,524	-	$35.80	10/24/15
	10/23/09	32,237	1,096	$66.46	10/23/16
	11/1/11	10,713	8,203	$94.84	11/1/21
	11/1/12	6,900	18,068	$92.22	11/1/22
Philip Snow	10/24/08	2,116	-	$35.80	10/24/15
	10/23/09	6,036	214	$66.46	10/23/16
	11/8/10	5,492	1,842	$88.40	11/8/17
	11/1/11	2,661	2,068	$94.84	11/1/21
	11/1/12	2,619	6,869	$92.22	11/1/22
Peter G. Walsh	8/14/08	18,991	-	$65.67	8/14/15
	10/24/08	9,259	-	$35.80	10/24/15
	10/23/09	24,178	822	$66.46	10/23/16
	2/9/10	70,393	70,392	$63.09	2/9/17
	11/1/11	5,345	4,113	$94.84	11/1/21
	11/1/12	4,136	10,844	$92.22	11/1/22
Michael D. Frankenfield	10/23/09	834	822	$66.46	10/23/16
	2/9/10	70,393	70,392	$63.09	2/9/17
	11/1/11	5,345	4,113	$94.84	11/1/21
	11/1/12	4,136	10,844	$92.22	11/1/22
Maurizio Nicolelli	8/14/08	181	-	$65.67	8/14/15
	10/24/08	189	-	$35.80	10/24/15
	10/23/09	6,440	227	$66.46	10/23/16
	11/8/10	20,429	-	$88.40	11/8/17
	11/1/11	3,203	2,472	$94.84	11/1/21
	11/1/12	2,889	7,598	$92.22	11/1/22

(1) 20% of each option grant is exercisable one year after the grant date, with the remainder vesting at a rate of 1.67% per month.

(2) Options granted to Messrs. Walsh and Frankenfield on February 9, 2010 cliff vest 50% after four years and 100% after six years of service.

(3) Included in the options granted on November 1, 2012 are performance-based options. Based upon the achievement of certain ASV and EPS growth targets as of August 31, 2014, 20% of the performance-based options became eligible to vest. These performance-based options will vest 40% on November 1, 2014 and then 1.67% per month thereafter. The remaining performance-based options that did not become eligible to vest (representing 80% of the original grant) were recorded as pre-vesting forfeitures as of August 31, 2014.

Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2014.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
Name	On Exercise	Exercise (1)	On Vesting (2)(3)	Vesting (4)
Philip A. Hadley	17,867	$862,797	2,844	$313,352
Philip Snow	14,341	$989,096	888	$97,840
Peter G. Walsh	35,881	$2,448,224	8,615	$889,326
Michael D. Frankenfield	51,594	$2,908,508	8,615	$889,326
Maurizio Nicolelli	-	$-	711	$78,338

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	60% of the stock awards granted on November 8, 2010 to Messrs. Hadley, Snow, and Nicolelli vested on November 8, 2013 with the remaining 40% scheduled to cliff vest on November 8, 2015.

(3)	50% of the stock awards granted on February 9, 2010 to Messrs. Walsh and Frankenfield vested on February 9, 2014 with the remaining 50% scheduled to cliff vest on February 9, 2016.

(4)	Value realized represents the closing value of the underlying stock on the vesting date.

Nonqualified Deferred Compensation

The Company does not have a Compensation Deferral Program, thus the nonqualified deferred compensation table has been omitted for fiscal 2014.

Pension Benefits

The Company does not have a Pension Program thus no pension retirement benefits were paid to executives in fiscal 2014.

Potential Payments upon Termination or Change in Control

On March 1, 2005 an agreement between the Company and Mr. Peter Walsh became effective that amended an existing letter agreement with the Company dated September 20, 1999 (the “Letter Agreement”). The amendment reaffirmed the Letter Agreement, which remains in effect and which is to be superseded by a written agreement only if all other officers of the Company ranked more highly than Mr. Walsh also enter into written employment agreements with the Company. The Letter Agreement grants to Mr. Walsh: (i) an estimated payment of $0.9 million, which is equal to his compensation in the prior twelve months and benefits for 12 months if his employment is terminated without cause; and (ii) an estimated payment of $1.8 million, which is equal to twice his compensation in the prior twelve months and benefits for 24 months in the event of a change in control of the Company and involuntary termination.

At the end of fiscal 2014, the Company did not have employment agreements with Messrs. Hadley, Snow, Frankenfield or Nicolelli.

The Company sponsors equity incentive compensation plans that provide the NEOs with additional compensation in connection with a termination of employment and/or change of control under the following circumstances.

Change in Control

Upon the occurrence of a Change in Control, (i) all option awards granted to a NEO which have not been exercised, which have not expired by their terms, or for which restrictions have not yet lapsed shall immediately be fully exercisable for the remainder of their respective terms and all restrictions shall lapse and conditions deemed satisfied, and (ii) the Compensation Committee may, in its sole discretion, determine that such option awards be immediately terminated in which case the NEO will be paid an amount in cash (subject to any applicable withholding taxes) in respect of each option award equal to the difference between the fair market value of a share and the exercise price of such option award.

Death or Disability

Upon the NEO’s death, any unexercised option award to the extent exercisable on the date of the NEO’s death may be exercised in whole or in part, at any time within one year after the NEO’s death by a beneficiary or an estate. If a NEO becomes disabled, any unexercised option award to the extent exercisable at the date of such termination of employment due to disability may be exercised in whole or in part, at any time within one year after the date of termination.

Termination without Cause

If the Company’s terminates the NEO for any reason other than cause, death or disability, then any unexercised option award, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within three months after such termination of employment; provided, however, that if the NEO dies within the three-month period following such termination of employment, the option award may be exercised by the deceased NEO’s personal representative or by the person to whom the option award is transferred by will or the applicable laws of descent and distribution within 180 days of the NEO’s death, but in no event beyond the scheduled expiration of the option award.

Termination with Cause

Upon termination with cause, all unexercised awards terminate immediately.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant.

Potential Payments upon Termination of Employment or a Change in Control Table

The information in the table below summarizes the compensation that would be paid under plans and contractual arrangements in effect as of August 31, 2014 to each of the NEOs in the event of termination of such executive’s employment with the Company and/or change of control of the Company as of that date. The amounts assume that the listed officer left FactSet effective August 31, 2014 and that the price per share of FactSet common stock on that date was $127.40. The amounts are based upon the difference between $127.40 and the exercise price of the unvested award held by the NEO at August 31, 2014.

Name of Officer	Death or Disability	Termination Without Cause	Termination With Cause	Change in Control(1)
Philip A. Hadley	$-	$-	$-	$2,220,955
Philip Snow	$-	$-	$-	$606,630
Peter G. Walsh	$-	$900,000	$-	$8,656,910
Michael D. Frankenfield	$-	$-	$-	$6,856,910
Maurizio Nicolelli	$-	$-	$-	$798,594

(1)

The Change in Control payout is applicable to (a) all option awards granted to Company employees which have not been exercised, which have not expired by their terms, or for which restrictions have not yet lapsed shall immediately be fully exercisable and (b) all stock awards granted to Company employees which have not vested or for which restrictions have not yet lapsed shall immediately be fully vested.

Proposal 3: Advisory Vote on the Fiscal 2014 Compensation of the Company’s Named Executive Officers

As required by Section 14A of the Securities and Exchange Act of 1934, FactSet is seeking an advisory, non-binding stockholder vote with respect to compensation awarded to its NEOs.

As previously discussed in the Compensation Discussion and Analysis, FactSet designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. FactSet’s compensation programs are overseen by the Company’s Compensation Committee and reflect its philosophy to pay all employees, including the NEOs, in ways that support the following primary business objectives:

●	Provide appropriate incentives for both individual and business performance.

●	Link the long-term financial interests of key employees and FactSet’s stockholders via stock-based incentives.

●	Maintain executive compensation at levels relative with other members of senior management.

●	Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Required Vote

FactSet is asking its stockholders to indicate their support for the compensation awarded to its NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on FactSet’s NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company asks its stockholders to vote “FOR” the following resolution at the meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or its Board. The Company’s Board and its Compensation Committee value the opinions of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

FactSet’s Board Recommends an Advisory Vote FOR the Fiscal 2014 Compensation of the
Named Executive Officers as Disclosed in the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to FactSet with respect to beneficial ownership of the Company’s common stock as of October 20, 2014 for (i) each director and nominee, (ii) each holder of 5.0% or greater of FactSet common stock, (iii) FactSet’s Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled “Summary Compensation Table” and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to FactSet’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of FactSet common stock beneficially owned. The number of shares beneficially owned by each person or group as of October 20, 2014 includes shares of FactSet common stock that such person or group had the right to acquire on or within 60 days after October 20, 2014, including, but not limited to, upon the exercise of options or the vesting of restricted stock awards.

For each beneficial owner and individual included in the tables below, percentage ownership of common stock is calculated by dividing the number of shares beneficially owned by the 41,747,436 shares of FactSet common stock outstanding at October 20, 2014. Any securities that were not outstanding but subject to options exercisable within 60 days after October 20, 2014 were deemed to be outstanding in determining the percentage owned by such person, but were not deemed to be outstanding in determining the percentage owned by any other person.

Principal Holders

The only persons known by the Company to be beneficial owners of more than 5% of FactSet’s common stock are the following:

Name and Address of	Number of Shares Beneficially	Percentage of
Beneficial Owner*	Owned at October 20, 2014	Common Stock
T. Rowe Price Associates, Inc.	5,054,502	12.1%
100 E. Pratt Street
Baltimore, MD 21202

Baron Capital Group, Inc. (BAMCO)	3,663,466	8.8%
767 Fifth Avenue, 49th Floor
New York, NY 10153

The Vanguard Group, Inc.	2,591,149	6.2%
100 Vanguard Boulevard
Malvern, PA 19355

Wells Fargo Advisors LLC	2,345,251	5.6%
1 North Jefferson Avenue
St. Louis, MO 63103

BlackRock Fund Advisors	2,295,803	5.5%
400 Howard Street
San Francisco, CA 94105

* Number of shares beneficially owned was obtained from filings made with the Securities and Exchange Commission pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

Directors and Named Executive Officers

The table below sets forth, as of October 20, 2014, information regarding the beneficial ownership of the Company’s common stock by (1) each Director and the named executive officers of the Company and (2) all Directors and Executive Officers of the Company as a group (13 persons).

	Number of Shares Beneficially	Percentage of
Name (1)	Owned at October 20, 2014 (2)	Common Stock
Philip A. Hadley (3)	977,075	2.3%
Peter G. Walsh (4)	157,195	**
Michael D. Frankenfield (5)	134,531	**
Walter F. Siebecker (6)	50,150	**
Maurizio Nicolelli (7)	39,649	**
James J. McGonigle (8)	36,764	**
Philip Snow (9)	25,571	**
Joseph E. Laird, Jr. (10)	24,322	**
Scott A. Billeadeau (11)	22,122	**
Rachel R. Stern (12)	16,467	**
Joseph R. Zimmel (13)	6,570	**
Robin A. Abrams (14)	2,637	**
Michael F. DiChristina	-	**
All Directors and Executive Officers as a group (13 persons)	1,493,053	3.6%

** Percentage of FactSet common stock is less than 1%.

(1)	The address for each of these beneficial owners is FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851.

(2)	Beneficial ownership includes shares that may be acquired upon exercise of options exercisable within 60 days of October 20, 2014.

(3)	Includes 119,839 shares of FactSet common stock issuable upon the exercise of stock options.

(4)	Includes 135,915 shares of FactSet common stock issuable upon the exercise of stock options.

(5)	Includes 84,321 shares of FactSet common stock issuable upon the exercise of stock options.

(6)	Includes 24,322 shares of FactSet common stock issuable upon the exercise of stock options.

(7)	Includes 35,457 shares of FactSet common stock issuable upon the exercise of stock options.

(8)	Includes 28,822 shares of FactSet common stock issuable upon the exercise of stock options.

(9)	Includes 21,260 shares of FactSet common stock issuable upon the exercise of stock options.

(10)	Includes 24,322 shares of FactSet common stock issuable upon the exercise of stock options.

(11)	Includes 22,072 shares of FactSet common stock issuable upon the exercise of stock options.

(12)	Includes 14,484 shares of FactSet common stock issuable upon the exercise of stock options.

(13)	Includes 6,570 shares of FactSet common stock issuable upon the exercise of stock options.

(14)	Includes 2,637 shares of FactSet common stock issuable upon the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of FactSet’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required to provide FactSet with copies of all Section 16(a) forms that they file. Based solely upon a review of Securities and Exchange Commission Forms 3, 4 and 5 furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that those persons complied with all Section 16(a) filing requirements during fiscal 2014 with respect to transactions in the Company’s stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes as of August 31, 2014, the number of outstanding equity awards granted to employees and non-employee directors, as well as the number of equity awards remaining available for future issuance, under FactSet’s equity compensation plans:

(In thousands, except per share data)

Plan category	(a) Number of securities to be issued upon exercise of outstanding options and restricted stock vesting		(b) Weighted-average exercise price of outstanding options		(c) Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,850	(1)	$79.67	(2)	3,369	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,850	(1)	$79.67	(2)	3,369	(3)

(1) Includes shares of FactSet common stock subject to outstanding restricted stock that will entitle each holder to the issuance of one share of common stock as they vest.

(2) Calculated without taking into account shares of FactSet common stock subject to outstanding restricted stock that will become issuable as they vest, without any cash consideration or other payment required for such shares.

(3) Includes 44,881 shares available for future issuance under the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is FactSet’s preference to avoid related party transactions. FactSet’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including Securities and Exchange Commission, New York Stock Exchange and NASDAQ rules. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. Under these rules, a related person is a director, executive officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. The Company monitors any transaction or series of transactions in which the Company is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Audit Committee would determine whether the related person has a material interest in a transaction and would approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In accordance with listing requirements, the Company does not have relationships with any directors in which the director is compensated in excess of $120,000, excluding fees for board service. In fiscal 2014, there were no related-person transactions under the relevant standards. In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to FactSet’s Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. FactSet’s Corporate Governance Principles require a director to promptly disclose to the Board any potential or actual conflict of interest involving him or her. Under the Principles, the Board will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting their personal, business or professional interests. All related party transactions shall be disclosed in FactSet’s applicable filings with the Securities and Exchange Commission as required under the applicable rules.

OTHER MATTERS

Proposal 4: Amendment and Restatement of the FactSet 2008 Employee Stock Purchase Plan

Proposal

On October 23, 2014, the Compensation Committee recommended, and the Board of Directors approved the amendment and restatement of the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan”), subject to approval by the Company’s stockholders at the 2014 Annual Meeting. The approval of this amendment and restatement of the Purchase Plan will increase the maximum number of shares of common stock authorized for issuance under the terms of the Plan by 500,000 shares to a total of 1,000,000 shares, in aggregate, over the term of the Purchase Plan.

Request for Additional Shares

The purpose of this amendment and restatement is to ensure that FactSet will have a sufficient reserve of common stock available under the Purchase Plan to provide eligible employees of FactSet with the continuing opportunity to purchase shares of the Company’s Common Stock through participation in a payroll deduction-based employee stock purchase plan at a discount from the then current market price. Management believes the Purchase Plan is a valued benefit for the employee base. Allowing employees to continue to purchase shares through the Purchase Plan motivates high levels of performance and provides an effective means of encouraging employee commitment to the success of the Company and recruiting new employees.

The Purchase Plan is an important component of the overall compensation package offered to FactSet employees. Most of the Company’s peers have this type of plan and FactSet’s ability to attract and retain employees would be harmed if it no longer had enough shares to continue the Purchase Plan.

The Purchase Plan was originally approved by the Company’s stockholders on December 16, 2008, at which time a total of 500,000 shares were reserved for issuance.

As of August 31, 2014, 44,881 shares remained available for future purchase under the Purchase Plan, a number that the Compensation Committee and the full Board of Directors believe to be insufficient to meet the Company’s anticipated needs over the next 12 months. Management believes strongly that the approval of the amendment and restatement of the Purchase Plan is important to the Company’s continued success. Therefore, the Compensation Committee recommended, and the full Board of Directors approved, subject to stockholder approval, an amendment to increase the maximum number of shares of FactSet common stock issuable under the Purchase Plan by 500,000 shares to a total of 1,000,000 shares of the Company’s common stock, subject to adjustment upon certain changes in capital structure. Loss by the Company’s employees of the benefit of acquiring shares of FactSet common stock through the Purchase Plan may unfavorably impact FactSet’s ability to attract and retain employees.

Summary of the Purchase Plan

The following provides a summary of the principal features of the Purchase Plan and its operation. The following is qualified in its entirety by reference to the Purchase Plan set forth in its entirety in Appendix A.

General

The Purchase Plan was established by the Company so that employees of FactSet have an opportunity to acquire Company common stock. The Purchase Plan qualifies as an “employee stock purchase plan” under Section 423 of the Code. The Board of Directors originally adopted the Purchase Plan in October 2008, and it was subsequently approved by its stockholders on December 16, 2008.

Shares Available for Issuance

A total of 500,000 shares of FactSet common stock were initially reserved for issuance under the Purchase Plan upon approval in December 2008. Assuming stockholders approve this proposal to increase the number of FactSet common stock issuable under the Purchase Plan by 500,000, a total of 1,000,000 will have been reserved for issuance pursuant to the Purchase Plan.

Eligibility

Any individual who is employed in the U.S. or a Designated Subsidiary (unless otherwise required by law or the Committee determines otherwise) on a full-time or part-time basis by the Company on the enrollment date (the first day of each offering period) is eligible to participate in the Purchase Plan.

Administration

The Purchase Plan is administered by the Compensation Committee of the Board of Directors.

Offering Period

The Purchase Plan is implemented by offering periods lasting three months (one quarter) in duration with a new offering period commencing on March 1, June 1, September 1 and December 1 of each year. To participate in the Purchase Plan, each eligible employee must authorize payroll deductions pursuant to the Purchase Plan. Such payroll deductions may not exceed 10% of the Compensation that he or she receives on each pay day during the offering period.

Option Purchase Price

Shares of FactSet common stock may be purchased under the Purchase Plan at a purchase price equal to at least 85% of the lesser of the fair market value of FactSet common stock on (i) the first day of the offering period or (ii) the last day of the offering period. The fair market value of the common stock on a given date is generally the closing sale price of the common stock as reported on the New York Stock Exchange for such date.

Payroll Deductions and the Purchase of Shares

Payroll deductions are accumulated on behalf of participating employees throughout the offering period. The number of shares of common stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods.

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, his or her option and participation in the Purchase Plan will immediately cease. The payroll deductions credited to the participant’s account (to the extent not used to make a purchase of FactSet common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

Adjustments; Merger or Asset Sale Adjustments

In the event of any stock split, stock dividend or other change in FactSet capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the Stock Purchase Plan. In the event of any merger or asset sale as defined in the Stock Purchase Plan, each option under the Employee Stock Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation.

Amendment and Termination of the Plan

The Board may at any time and for any reason terminate or amend the Purchase Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Rule 16b-3 or Section 423 of the Code.

Certain Federal Income Tax Information

An employee will not have taxable income upon the grant or exercise of an option under the Plan. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase (“holding periods”), the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain and if the employee sells the stock for less than the purchase price, the difference is a long-term capital loss.

Required Vote

Approval of the proposed amendment to the Purchase Plan requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” approval of an amendment to increase the number of shares issuable under the Purchase Plan by 500,000 shares.

The complete text of the Amended and Restated FactSet 2008 Employee Stock Purchase Plan is attached to this Proxy Statement as Appendix A.

FactSet’s Board Recommends a Vote FOR the Amendment and Restatement of the

FactSet 2008 Employee Stock Purchase Plan.

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders must be received by FactSet, attention of Ms. Rachel R. Stern, the Company’s Secretary, at its principal executive offices, no later than August 1, 2015, or such other date as determined with reference to the Company’s By-laws, as amended, as applicable, to be included in the 2015 Proxy Statement.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company’s Investor Relations Department at 1-203-810-1000 or by submitting a written request to Ms. Rachel R. Stern, Secretary, 601 Merritt 7, Norwalk, Connecticut 06851. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business, which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Rachel R. Stern
Senior Vice President, Strategic Resources, General Counsel and Secretary
Norwalk, Connecticut

October 30, 2014

APPENDIX A

FACTSET RESEARCH SYSTEMS INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED

ARTICLE I

ESTABLISHMENT

FactSet Research Systems Inc. (the “Company”) hereby establishes the FactSet Research Systems Inc. 2008 Employee Stock Purchase Plan (the “Plan”), as amended and restated. The Plan was effective March 1, 2009, and amended on December 16, 2014.

PURPOSE

The primary purpose of the Plan is to provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is also established to help promote the overall financial objectives of the Company’s stockholders by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

ARTICLE II

DEFINITIONS

The following words and phrases, as used herein, shall have the meanings indicated unless the context clearly indicates to the contrary:

2.01 “Account” shall mean the bookkeeping account established on behalf of a Participant (i) to which is credited all contributions paid for the purpose of purchasing Common Stock under the Plan, (ii) to which is credited all shares of Common Stock purchased with such contributions and (iii) to which shall be charged all distributions of Common Stock, or withdrawals of contributions, pursuant to the Plan. Such Account shall remain unfunded as described in Section 8.11 of the Plan.

2.02 “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

2.03 “Agreement” shall mean, either individually or collectively, any subscription, enrollment and/or withholding agreement, in the form prescribed by the Committee, entered into pursuant to the Plan between the Company or a Designated Subsidiary and a Participant. Such Agreement shall be an authorization for the Company or a Designated Subsidiary to withhold amounts from such Participant’s Compensation, at the Contribution Rate specified in the Agreement, to be applied to purchase Common Stock.

2.04 “Beneficiary” shall mean the person specified by a Participant in his or her most recent written designation that is filed with the Committee to receive any benefits under the Plan in the event of such Participant’s death, in accordance with Section 8.01.

2.05 “Board” shall mean the Board of Directors of the Company.

2.06 “Change in Control” shall mean that either of the following events shall have occurred: (a) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a “person” within the meaning of Section 13(d)(3) of the Exchange Act, other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act) of 20% or more of the then-outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (c) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless, in either case, the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or (d) the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

2.07 “Commission” shall mean the Securities and Exchange Commission or any successor entity or agency.

2.08 “Committee” shall mean the Compensation Committee of the Board as described in Article VII.

2.09 “Compensation” shall mean, for the relevant period, the base compensation (salary or wages) paid in cash to a Participant by the Company and/or a Designated Subsidiary.

2.10 “Common Stock” shall mean shares of common stock of the Company, par value $.01 per share, or the common stock of any successor to the Company, which is designated for the purposes of the Plan.

2.11 “Contribution Rate” shall be that rate of contribution of Compensation to the Plan stated in the Agreement, subject to determination in accordance with Article IV.

2.12 “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

2.13 “Effective Date” shall mean the first business day of the fiscal quarter of the Company immediately following the 2008 annual meeting of the Company’s stockholders.

2.14 “Eligible Employee” shall mean any individual who is employed in the United States (unless otherwise required by law or the Committee determines otherwise) on a full-time or part-time basis by the Company or a Designated Subsidiary on an Enrollment Date, except that the Committee in its sole discretion may exclude;(a) employees whose customary employment is not more than 20 hours per week; (b) employees whose customary employment is for not more than five months in any calendar year; and (c) employees who are considered to be a highly compensated employee of the Company or Designated Subsidiary within the meaning of Section 414(q) of the Code. As of the Effective Date, and unless and until the Committee determines otherwise, only those employees described in Section 2.14(i) and (ii) are excluded from the class of Eligible Employees.

2.15 “Enrollment Date” shall mean the first day of each Offering Period.

2.16 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.17 “Exercise Date” shall mean the last day of each Offering Period.

2.18 “Fair Market Value” of a share of Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on The New York Stock Exchange or on another established stock exchange (including, for this purpose, the Nasdaq National Market), the closing sale price for a share of the Common Stock on the composite tape for such exchange (or in Nasdaq National Market trading, if applicable) as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such price is reported for such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Common Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

2.19 “Nominee” shall mean the custodian, if any, designated by the Company for the Accounts held under the Plan.

2.20 “Offering Period” shall mean a period as determined by the Committee during which a Participant’s Option may be exercised and the accumulated value of the Participant’s Account may be applied to purchase Common Stock. Unless otherwise specified by the Committee, Offering Periods shall begin on the first business day of each fiscal quarter of the Company and end on the last business day of such fiscal quarter, with the initial Offering Period beginning on the Effective Date. As of the date of adoption of the Plan by the Board, the fiscal quarters of the Company commence on March 1, June 1, September 1 and December 1. The duration of Offering Periods may be changed by the Committee or the Board pursuant to Section 3.06 or 5.04.

2.21 “Option” shall mean the right to purchase the number of shares of Common Stock specified in accordance with the Plan at a price and for a term fixed in accordance with the Plan, and subject to such other limitations and restrictions as may be imposed by the Plan or the Committee in accordance with the Plan.

2.22 “Option Price” shall mean an amount equal to at least 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or Exercise Date, whichever is lower.

2.23 “Participant” shall mean an Eligible Employee who satisfies the eligibility conditions of Article III, and to whom an Option has been granted by the Committee under the Plan.

2.24 “Person” shall mean “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

2.25 “Plan Administrator” shall mean the person serving as the Director of Human Resources of the Company, unless the Committee determines otherwise.

2.26 “Plan Year” shall mean the period of twelve (12) or fewer consecutive months commencing for (i) the initial Plan Year and (ii) thereafter, the twelve (12) consecutive month period commencing on September 1 and ending on the following August 31. The Committee may at any time designate another period as the Plan Year.

2.27 “Reserves” shall mean the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under an Option.

2.28 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.29 “Subsidiary “shall mean any present or future corporation, domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Company.

2.30 “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III

ELIGIBILTY AND PARTICIPATION

3.01 Initial Eligibility. Any individual who is otherwise an Eligible Employee and who is employed with the Company or a Designated Subsidiary on the Effective Date or becomes employed with the Company or a Designated Subsidiary after the Effective Date and is otherwise an Eligible Employee, may participate in the Plan immediately beginning with the first Offering Period that occurs concurrent with or next following either the Effective Date or that individual’s initial date of such employment.

3.02 Leave of Absence. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved by the Committee or the Participant’s supervisor; provided, however, that if the period of leave of absence exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

3.03 Eligibility Restrictions. Notwithstanding any provisions of the Plan to the contrary, no employee of the Company or a Designated Subsidiary shall be granted an Option under the Plan:

(a) if, immediately after the Option is granted, applying the rules under Section 424(d) of the Code to determine Common Stock ownership, such employee would own, immediately after the Option is granted, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; or

(b) which permits such employee’s rights to purchase stock under the Plan and any other employee stock purchase plans (excluding, for this purpose, any of the Company’s stock option plans) of the Company or any Subsidiary to accrue at a rate that exceeds $25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the Code or regulations promulgated thereunder) in Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.04 Participation. (a) An Eligible Employee may commence participation by completing an Agreement authorizing payroll deductions and filing it with the payroll office of the Company prior to the applicable Enrollment Date. Such an Eligible Employee is referred to as a Participant.

(b) Any payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VI.

3.05 Option Grant. On the Enrollment Date of each Offering Period, each Participant participating in the Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the appropriate Option Price) up to a number of shares of Common Stock as determined by dividing the particular Participant’s payroll deductions that have accumulated prior to such Exercise Date and retained in such Participant’s Account as of that Exercise Date by the appropriate Option Price. Such purchase of shares of Common Stock shall be subject to the limitations under Sections 3.03 and 3.09. Exercise of the Option shall occur as provided in Section 3.07, unless the Participant has withdrawn as provided in Article VI. The Option shall expire on the last day of the Offering Period. The Committee may determine that there shall be no Options granted under the Plan for any particular Plan Year.

3.06 Offering Period. The Plan shall be implemented by consecutive Offering Periods of Common Stock. Each Agreement shall specify the Offering Period for which the Option is granted, which shall be determined by the Committee in accordance with the Plan. The Committee shall have the authority to change the duration of Offering Periods, including the commencement dates thereof, with respect to future offerings without approval of the Company’s stockholders. Under such circumstances, any change to the Offering Periods shall be announced at least ten (10) days prior to the scheduled beginning of the initial Offering Period to be affected. In no event, however, shall an Offering Period extend beyond the period permitted under Section 423(b)(7) of the Code.

3.07 Exercise of Option. Unless a Participant provides written notice to the Company, or withdraws from the Plan as provided in Article VI, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the Option shall be purchased for such Participant at the applicable Option Price, using the accumulated payroll deductions in his or her Account, subject to the limitations under Sections 3.03 and 3.09. No fractional shares shall be purchased. Any payroll deductions accumulated in an Account that are not sufficient to purchase a full share of Common Stock shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article VI. Any other monies remaining in a Participant’s Account after the Exercise Date shall be returned to the Participant or his or her Beneficiary in cash, without interest. During a Participant’s lifetime, such Participant’s Option is exercisable only by such Participant.

3.08 Account/Delivery of Stock/Voting and Tendering Rights/Dividends. (a) As of the Exercise Date with respect to each Offering Period, the amount then in a Participant’s Account shall be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the applicable Option Price. The shares of Common Stock purchased on behalf of a Participant shall initially be credited to a book entry account established by the Company in the name of the Participant or shall be registered in the name of a Nominee, as the Company shall determine in its discretion. Stock certificates shall not be issued to a Participant for the Common Stock held on his or her behalf under the Plan, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose Account such Common Stock is held.

(b) A Participant may, at any time, direct the Plan Administrator to sell some or all of the full shares of Common Stock allocated to the Participant’s Account by instructing the Plan Administrator in writing on a form designated by the Plan Administrator for such purpose. The proceeds of any sale of shares of Common Stock will be paid to the Participant net of all applicable withholding taxes and transaction costs. The Plan Administrator may establish procedures as to the timing and permitted frequency of such sales by Participants. Unless otherwise determined by the Committee or Plan Administrator, no participant shall have the right to have issued to him or her, prior to termination of employment with the Company or a Designated Subsidiary, a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan; provided, however, that a Participant shall have the right, upon written request to the Plan Administrator, to receive a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan to the extent such shares have been held in custody under the Plan, on behalf of the Participant, until the later of (i) two years from the date of the commencement of the Offering Period in respect of which such shares were purchased and (ii) eighteen months from the date of purchase of such shares.

(c) Upon the termination of the Plan pursuant to Section 8.06, any full shares of Common Stock purchased for the benefit of any Participant and held under the Plan shall be transferred to and registered in the name of each such Participant as soon as administratively practicable.

(d) Each Participant (or, in the event of his or her death, his or her Beneficiary) is entitled to direct the Company (or, if applicable, the Nominee) as to the manner in which any shares of Common Stock held on behalf of such Participant are to be voted. Shares of Common Stock as to which the Company (or the Nominee) shall not have received timely written voting directions by a Participant shall be voted proportionately with shares of Common Stock as to which directions by Participants were so received. Each Participant (or, in the event of his or her death, his or her Beneficiary) is also entitled to direct the Company (or the Nominee) in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Common Stock, and the Company (or the Nominee) shall respond in accordance with such directions. If the Company (or the Nominee) shall not have received timely written directions from a Participant as to the response to such offer, the Company (or the Nominee) shall not tender or exchange any shares of Common Stock allocated to such Participant’s Account.

(e) By executing an enrollment form, a Participant shall have authorized the Company (or, if applicable, the Nominee) to receive and collect all cash dividends or other distributions paid with respect to shares of Common Stock held on the Participant’s behalf and to use such funds to purchase additional shares of Common Stock, on behalf of the Participant, that could be purchased by dividing the amount of such dividend or other distribution by the Fair Market Value of a share of Common Stock on the date on which a cash dividend on such Common Stock held under the Plan, is paid. The cash value of any distribution in property shall be determined by the Committee. Any stock dividend on shares of Common Stock shall be held under the Plan for the benefit of the Participant on whose behalf the shares of Common Stock giving rise to the dividend are held. The Company (or, if applicable, the Nominee) shall distribute to any Participant, as soon as practical, any dividends received on shares of Common Stock, if the maximum share limitation set forth in Section 3.03 prevent further issuances of such shares. A Participant who elects to hold shares of Common Stock previously held under the Plan in his or her own name will cease to have the benefit of this Section 3.08(e) with respect to such shares when they are registered in his or her own name.

(f) The Committee will require a Participant or his or her Beneficiary to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of such Participant’s Option within: (i) two (2) years from the date of granting of such Option to such Participant, (ii) eighteen (18) months from the transfer of such shares of Common Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

3.09 Withholding. At the time an Option is exercised, or at the time some or all of the Common Stock that is issued under the Plan is disposed of, the Company may withhold from any Compensation or other amount payable to the applicable Participant, or require such Participant to remit to the Company (or make other arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of), the amount necessary for the Company to satisfy any Federal, state or local taxes required by law to be withheld with respect to the shares of Common Stock subject to such Option or disposed of, as a condition to delivery of any certificate or certificates for any such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state or local tax or withholding obligations with respect to such payments.

ARTICLE IV

PAYROLL DEDUCTIONS

4.01 Contribution Rate. (a) At the time a Participant files an Agreement with the Committee authorizing payroll deduction, he or she may elect to have payroll deductions made on each payday during the Offering Period, and such Contribution Rate shall be a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant’s Compensation in effect on each payroll period during the Offering Period (subject to Section 4.01(b)), unless the Committee determines otherwise in a manner applicable uniformly to all Participants. Participants may not make any separate cash payments outside payroll deductions under the Plan except as otherwise provided in Section 5.04(d) in the event of a Change in Control.

(b) A Participant may discontinue his or her participation in the Plan as provided in Article VI, or may elect to decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by filing a new Agreement with the Committee that authorizes a change in his or her Contribution Rate. Such election by the Participant to decrease his or her Contribution Rate shall only be permitted once during each Offering Period. The Committee may, in its discretion, in a fair and equitable manner, limit the number of Participants who change their Contribution Rate during any Offering Period. Any such change in Contribution Rate accepted by the Committee shall be effective with the first full payroll period following ten (10) business days after the Committee’s receipt of the new Agreement authorizing the new Contribution Rate, unless the Committee elects to process a change in the Contribution Rate more quickly. A Participant’s authorization to change his or her Contribution Rate shall remain in effect for successive Offering Periods unless terminated as provided in Article VI.

(c) Notwithstanding the foregoing provisions of this Section 4.01, the Committee may decrease a Participant’s Contribution Rate, but not below zero percent (0%), at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 3.03 of the Plan. To the extent necessary in such case, payroll deductions shall recommence at the rate provided in such Participant’s Agreement at the beginning of the first Offering Period that is scheduled to begin in the following Plan Year, unless the Participant withdraws from the Plan in accordance with Article VI.

4.02 Participant Account. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan.

4.03 Interest. No interest shall accrue on the payroll deductions of a Participant under the Plan. In addition, no interest shall be paid on any and all money that is distributed to a Participant, or his or her Beneficiary, pursuant to the provisions of Sections 6.01 and/or 6.03.

ARTICLE V

COMMON STOCK

5.01 Shares Provided. (a) The maximum number of shares of Common Stock that may be issued under the Plan shall be 1,000,000 shares. This number is subject to an adjustment upon any changes in capitalization of the Company as provided in Section 5.04.

(b) The Committee may determine, in its sole discretion, to include in the number of shares of Common Stock available under the Plan any shares of Common Stock that cease to be subject to an Option or any shares subject to an Option that terminates without issuance of shares of Common Stock actually being made to the Participant.

(c) If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participants in such manner as the Committee determines is fair and equitable.

5.02 Participant Interest. The Participant shall have no interest as a shareholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Option until such Option has been exercised in accordance with the Plan.

5.03 Restriction of Shares Upon Exercise. The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed upon a stock exchange, and that either:

(a) a registration statement under the Securities Act with respect to the shares shall be effective, or

(b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

5.04 Changes in Capital. (a) Subject to any required action by the shareholders of the Company, upon changes in the outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, recapitalization, consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, reclassification, or increase or decrease in the number of shares of capital stock of the Company effected without receipt of full consideration therefore, or any other similar change affecting the Company’s capital structure, the Committee shall make appropriate adjustments, in its discretion, to, or substitute, as applicable, the number, class and kind of shares of stock available for Options under the Plan, outstanding Options and the Reserves, the maximum number of shares that a Participant may purchase per Offering Period, the Option Prices of outstanding Options and any other characteristics or terms of the Options or the Plan as the Committee shall determine are necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee. Notice of any such adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment, whether or not such notice has been given, shall be effective and binding for all purposes of the Plan.

(b) The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Subsidiary, any sale or transfer of all or part of the Company’s or a Subsidiary’s assets or business or any other corporate act or proceeding.

(c) The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares of Common Stock pursuant to Article III or returned to the applicable Participants.

(d) In the event of a Change in Control, the Committee may, in its discretion:

(i) permit each Participant to make a single sum payment with respect to his or her outstanding Option before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining until the Exercise Date, and provide for termination of the Offering Period then in progress and purchase of shares pursuant to Article III; or

(ii) provide for payment in cash to each Participant of the amount standing to his or her Account plus an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest Fair Market Value of the Common Stock during the 30 consecutive Trading Days immediately prior to the closing date or expiration date of such transaction, less the Option Price of the Participant’s Option (determined for all purposes of this Section 5.04(d)(ii) using such closing or termination date as the Exercise Date in applying Section 2.4), multiplied by the number of full shares of Common Stock that could have been purchased for such Participant immediately prior to the Change in Control with the amount standing to his or her Account at the Option Price, and that all Options so paid shall terminate.

ARTICLE VI

WITHDRAWAL

6.01 General. By written notice to the Committee, at any time prior to the last day of any particular Offering Period, a Participant may elect to withdraw all of the accumulated payroll deductions in his or her Account at such time. All of the accumulated payroll deductions credited to such withdrawing Participant’s Account shall be paid to such Participant promptly after receipt of his or her written notice of withdrawal. In addition, upon the Participant’s written notice of withdrawal, the Participant’s Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares on behalf of such Participant shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Committee a new Agreement authorizing payroll deductions.

6.02 Effect on Subsequent Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Subsidiary or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

6.03 Termination of Employment. Upon termination of employment as an Eligible Employee, for any reason, a Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant, or, in the case of a Participant’s death, the payroll deductions credited to such deceased Participant’s Account shall be paid to his or her Beneficiary or Beneficiaries, and the Participant’s Option shall be automatically terminated. A transfer of a Participant’s employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan. Upon the termination of employment of a Participant with the Company or a Designated Subsidiary, all shares of Common Stock then credited to the Participant’s Account will be registered in his or her own name and distributed to him or her.

ARTICLE VII

ADMINISTRATION

7.01 Generally. The Plan shall be administered by the Compensation Committee of the Board. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to any matters which under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. In addition, the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall be Designated Subsidiaries, the employees of which are eligible to participate in the Plan.

7.02 Authority of the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 7.01, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any Agreements, determine eligibility to participate in the Plan, adopt rules and regulations for administering the Plan, adjudicate and determine all disputes arising under or in connection with the Plan, determine whether a particular item is included in “Compensation,” and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all parties. Except to the extent prohibited by applicable law or the rules of a stock exchange, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any member or members of the management of the Company, and revoke any such delegation. Unless otherwise determined by the Committee, the Committee shall delegate its day-to-day administrative responsibilities under the Plan to the Plan Administrator.

ARTICLE VIII

MISCELLANEOUS

8.01 Designation of Beneficiary. (a) A Participant may file with the Plan Administrator a written designation of a Beneficiary who is to receive any Common Stock and/or cash from the Participant’s Account in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such Common Stock and cash. Unless a Participant’s written Beneficiary designation states otherwise, the designated Beneficiary shall also be entitled to receive any cash from the Participant’s Account in the event of such Participant’s death prior to exercise of his or her Option.

(b) A Participant’s designation of Beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator. In the event of the death of a Participant and in the absence of a valid Beneficiary designation under the Plan at the time of such Participant’s death, the Company shall deliver the shares and/or cash to which the deceased Participant was entitled under the Plan to the executor or administrator of the estate of such Participant. If no such executor or administrator has been appointed as can be determined by the Committee, the Company shall deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Committee may designate. Any such delivery or payment shall be a complete discharge of the obligations and liabilities of the Company, the Subsidiaries, the Committee and the Board under the Plan.

8.02 Transferability. Neither payroll deductions credited to the Participant’s Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will, the laws of descent and distribution, or as provided under Section 8.01. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article VI.

8.03 Conditions Upon Issuance of Shares. If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c) The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

8.04 Participants Bound by Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

8.05 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

8.06 Amendment or Termination. The Board may terminate, discontinue, amend or suspend the Plan at any time, with or without notice to Participants. No such termination or amendment of the Plan may materially adversely affect the existing rights of any Participant with respect to any outstanding Option previously granted to such Participant, without the consent of such Participant, except for any amendment or termination permitted by Section 5.04. In addition, no amendment of the Plan by the Board shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan or that any Participant may purchase under the Plan in any Offering Period, except pursuant to Section 5.04; (ii) change the class of employees eligible to receive Options under the Plan, except as provided by the Board pursuant to the last sentence of Section 7.01; or (iii) change the formula by which the Option Price is determined under the Plan.

8.07 No Employment Rights. The Plan does not, either directly or indirectly, create an independent right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and the Plan shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s employment at will relationship with the employee and/or interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time or for any or no reason.

8.08 Indemnification. No current or previous member of the Board, or the Committee, nor any officer or employee of the Company acting on behalf of the Board, or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. All such members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, or Bylaws, as a matter of law or otherwise.

8.09 Construction of Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words “Article” and “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

8.10 Term of Plan. Following the adoption of the Plan by the Board, and approval of the Plan by the stockholders of the Company who are present and represented at a special or annual meeting of the shareholders where a quorum is present, which approval must occur not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board, the Plan shall become effective on the Effective Date.

8.11 Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.12 Governing Law. The law of the State of Connecticut will govern all matters relating to the Plan except to the extent such law is superseded by the laws of the United States.

8.13 Compliance with Laws. (a) The purchase and delivery of Common Stock pursuant to the terms of the Plan shall be conducted in compliance with all applicable stock exchange listing requirements and all applicable laws, including, without limitation, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the 1934 Act, the respective rules and regulations promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines, in its discretion, that, in order to comply with any such listing requirements, statutes, regulations or rules, certain action is necessary in relation to the purchase and delivery of Common Stock in accordance with the Plan, no Common Stock will be purchased or delivered, unless such action shall have been completed in a manner satisfactory to the Committee.

FACTSET

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 15, 2014.

Vote by Internet

- Go to **www.envisionreports.com/FDS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2, 3 and 4.

1. TO ELECT THREE (3) MEMBERS TO THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC., EACH FOR A THREE-YEAR TERM.

	For	Against	Abstain
01 - Robin A. Abrams	☐	☐	☐
02 - Michael F. DiChristina	☐	☐	☐
03 - Walter F. Siebecker	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

01X1SC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2014 Annual Report to Stockholders are available at:
www.envisionreports.com/FDS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FACTSET

Proxy — FACTSET RESEARCH SYSTEMS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 16, 2014
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FACTSET RESEARCH SYSTEMS INC.

You hereby appoint the Secretary of FactSet Research Systems Inc. with full power of substitution, as your attorneys and proxies to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 601 Merritt 7, Norwalk, Connecticut 06851, on December 16, 2014, at 3:00 p.m. Eastern Standard time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the three nominees listed in proposal 1 and FOR proposals 2, 3 and 4. You authorize the proxy holders, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Continued and to be marked, dated and signed, on the other side)